Exhibit (c)(2)
APRIL 2, 2008 Claxson Interactive Group Inc. Confidential Presentation to the Special Committee of the Board of Directors Houlihan Lokey www.hlhz.com U.S. 800.788.5300 Europe + 44 (0)20.7839.3355 Hong Kong 852.3551.2300 Japan 81.3.4577.6000 Los Angeles• New York• Chicago• San Francisco• Minneapolis• Washington, D.C.• Dallas• Atlanta• London• Paris• Frankfurt• Hong Kong• Tokyo

Disclaimer
This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee of the Board of Directors (the “Committee”) of Claxson Interactive Group, Inc.(“Claxson” or the “Company”) by Houlihan Lokey (“Houlihan Lokey”) in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, any supplemental information and other documents provided by Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey’s engagement letter. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee.
The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent. Notwithstanding anything to the contrary set forth herein, Houlihan Lokey imposes no restrictions on the disclosure by the Company (including any of its employees, representatives or agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Houlihan Lokey to the Company; provided, however, that (a) any such information and materials shall be kept confidential to the extent necessary to comply with any applicable securities laws, and (b) the foregoing does not constitute an authorization to disclose (i) the name of, or other information that would identify, any party to any transaction, or (ii) except to the extent relating to such tax treatment or tax structure, confidential commercial, financial or structural information regarding any transaction. If the Company plans to disclose information pursuant to the preceding sentence, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Any statement contained in the materials as to tax matters was neither written nor intended by Houlihan Lokey or any of its affiliates to be used, and cannot be used by any taxpayer, for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then such statement is being delivered to support the promotion or marketing of the transaction or matter addressed and such person should seek advice based on its particular circumstances from an independent tax advisor.
The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party. The materials do not constitute any opinion, nor a recommendation to the Committee, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion that is delivered to the Committee.
The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Transaction.
All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the relevant party that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based.
Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon representations made by management of the relevant party, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to Houlihan Lokey, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents.
The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey Table of Contents Tab Transaction Background 1 Financial Analyses 2 Consolidated RemainCo Analysis A Sum of the Parts RemainCo Analysis B Minority Interest Equity Investments Analysis C Segment Representative Levels D Supporting Analyses E

Transaction Background

Transaction Background TRANSACTION OVERVIEW1 ? We understand that Claxson Interactive Group Inc. (the “Company”) and Remainco Inc. (“NEWCO”), a direct wholly-owned subsidiary of the Company, propose to enter into the Merger Agreement (defined below) pursuant to which NEWCO will be merged with and into the Company (the “Merger”), and each outstanding share of common stock, par value U.S. $.01 per share, of Class A common shares (“Class A Common Stock”) and common stock, par values, U.S. $1.00 per share, of Classes C, F, and H common shares of the Company (collectively, and together with Class A Common Stock”, “Company Common Stock”) will be converted into the right to receive $13.75 in cash (the “Consideration”), subject to certain exceptions as provided for in the Merger Agreement. “Excluded Persons” shall be defined as the individuals and entities whose shares of Company Common Stock are remaining outstanding pursuant to the Merger Agreement, including affiliates of the Cisneros Group, HM Capital Partners LLC, Roberto Vivo and the Liberman family. ? In respect of outstanding options held by Unaffiliated Stockholders (as defined herein), they shall be entitled to receive a consideration for the options in cash equal to the product of (a) the number of shares previously subject to such outstanding option and (b) the excess, if any, of $13.75 over the exercise price per share previously subject to such outstanding option (the “Option Merger Consideration”). ? “Unaffiliated Stockholders” means the holders of the Class A Stock except for Excluded Persons.

Transaction Background SUMMARY OF SELECTED TRANSACTION TERMS ? Per Share Transaction Consideration: $13.75 ? Form of Transaction ? Merger ? Options Treatment — paid out in cash ? Fiduciary out with non-solicitation provision ? Form of Consideration ? No termination fee ? Cash ? No go-shop provision Source: Agreement and Plan of Merger draft dated March 31, 2008

Transaction Background TIMELINE OF KEY EVENTS RELATED TO THE TRANSACTION ? March 30, 2007 — the Company announced that it formed a Special Committee of the Board of Directors (the “Special Committee”) to evaluate the going private proposal from the Affiliated Stockholders for $10.50 per share in cash. ? September 13, 2007 — Houlihan Lokey presented its preliminary analysis to the Special Committee recommending that the $10.50 initial offer price was insufficient given the implied premium to the unaffected stock price relative to other going private transactions and a preliminary analysis of the surviving businesses (“RemainCo”). ? October 22, 2007 — Houlihan Lokey met with the Affiliated Stockholders and suggested that they reconsider the going-private offer price by re-evaluating the RemainCo businesses and evaluating the potential cash available from the amounts held in escrow from the sale of Claxson’s Pay TV and Radio Chile transactions. ? November 14, 2007 — the Company announced that the Affiliated Stockholders revised their offer price per share to $12.35. The terms of the Transaction were still to acquire the outstanding Class A common shares for cash, other than shares held by the Affiliated Stockholders. The Affiliated Stockholders own approximately 81.9% of the total 22.3 million fully diluted shares outstanding. ? December 2007 — January 2008 — Houlihan Lokey, RemainCo management, Duff and Phelps and Baker McKenzie sent various written communications to each other. Most of the letters involved diligence questions to better understand the assumptions that the Company made in arriving at its $12.35 offer price. ? February 5, 2008 — Houlihan Lokey, Arnold & Porter, RemainCo management, Duff & Phelps, Baker McKenzie and Black Horse Capital Advisors LLC (“Black Horse”) met in Miami to discuss outstanding diligence items. ? February 12, 2008 — Houlihan Lokey provided the Special Committee with an update to its analyses based on the diligence meeting in Miami. Houlihan Lokey recommended that the $12.35 offer price was insufficient, and the Special Committee agreed that Houlihan Lokey and Arnold & Porter should ask the Affiliated Stockholders to amend the $12.35 offer price. ? March 3, 2008 — the Company announced that the Affiliated Stockholders revised the offer price to $13.50 per share. ? March 26, 2008 — Houlihan Lokey, Arnold and Porter, the Special Committee and the Company and its advisors met telephonically to negotiate the final offer price. As a result of this discussion, all parties agreed to the final revised offer price of $13.75 per share subject to final documentation and a fairness opinion from Houlihan Lokey.

Transaction Background V TRANSACTION ALUE OVERVIEW Summary of Transaction Value (figures in millions, except per share values) Fully Diluted Per Share Shares Transaction Security Outstanding (1) Consideration (1) Common Stock 22.3 $ 13.75 Implied Values Implied Common Equity Value $ 306.9 Adjustments Less: Cash (2) (218.4) Less: Cash proceeds from options (3) (1.2) Less: PV of Escrow Receipts (4) (25.2) Less: Lifestyle TV Note Receivable (5) (2.0) Less: DLA Preferred Stock owned by Claxson (5) (5.8) Add: 62% of DLA Preferred Stock (5) 5.6 Add: 62% of DLA Debt (5) 4.3 Add: Lifestyle TV Note Payable (5) 1.7 Implied Enterprise Value $ 65.8 Implied Transaction Multiples Implied Multiples Implied EV/2007 Total RemainCo Revenue 1.7x Implied EV/2008 Total RemainCo Revenue 1.2x Implied EV/2008 Total RemainCo EBITDA 18.9x Implied EV/2009 Total RemainCo EBITDA 4.9x 2007-2009 Summary Financials(6) (figures in millions) 2007A 2008E 2009E Revenue (7) EBITDA Revenue EBITDA Revenue EBITDA Consolidated Entities PTVLA — 81% Interest $ 18.6 ($ 0.2) $ 19.5 $ 0.5 $ 20.9 $ 2.3 Lifestyle — 81% Interest $ 0.0 (0.6) 2.7 (0.6) 5.8 1.1 ESDC 1.2 (1.3) 3.4 0.0 5.3 1.3 Playout 2.3 0.2 4.2 0.1 3.5 0.2 Corporate (8) 4.1 (3.8) 2.2 (3.3) 2.1 (2.4) Total Consolidated Entities $ 26.3 (5.7) $ 32.1 ($ 3.2) $ 37.7 $ 2.5 Minority Investments (9) DLA — 62% interest 8.6 1.0 11.4 1.0 11.5 1.7 DMX — 31% interest 1.3 0.4 1.6 0.7 1.9 0.8 Playboy do Brazil — 81% of 40% interest (10) 3.1 1.4 9.2 5.0 12.8 8.4 Total Minority Investments $ 13.0 $ 2.8 $ 22.2 $ 6.7 $ 26.2 $ 10.9 Total RemainCo $ 39.3 ($ 2.9) $ 54.3 $ 3.5 $ 63.9 $ 13.3 1 22.3 million fully diluted shares outstanding as per Company responses to due diligence requests in a letter dated January 23, 2008; and per Agreement and Plan of Merger draft dated March 31, 2008. 2 As per estimates provided by Company management. $218.4 million of cash held at Corporate entity available to shareholders. Excludes $4.4 million of cash held at operating entities as of December 31, 2007 needed for working capital requirements as indicated by Company management. 3 As per Company management estimates in document “Shareholders Claxson July 2007 (including options).xls” 4 Based on Houlihan Lokey analysis; Excludes $9.2 million of contingent liabilities related to the Pay TV sale and $3.8 million of contingent liabilities related to the RadioChile sale as indicated by Company management. 5 Based on December 31, 2007 forecasted balance sheet as provided by Company management and discussions with Company management. 6 See Representative Levels section. 7 Includes corporate eliminations of ($1.3) million and $0.1 million as provided by Company management. 8 Represents service companies and Holdco. 9 Represents amount of equity interest of investment held multiplied by 100% of the entity’s consolidated revenue and EBITDA. 10 2007 figures are for six months ended December 31, 2007.

Financial Analyses TRANSACTION VALUE OVERVIEW (CONTINUED) Implied Transaction Value to Unaffiliated Stockholders (figures in millions, except per share amounts) Cash Consideration Per Share $13.75 Consideration Per Share related to cash on hand $9.79 Consideration Per Share related to Escrow (1) $1.13 Consideration Per Share related to RemainCo $2.84 Shares Outstanding Held by Unaffiliated Stockholders 4.0 Multiplied by Cash Consideration $13.75 Total Consideration to Unaffiliated Stockholders $55.5 Cash Value to Unaffiliated Stockholders $39.5 Escrow Value to Unaffiliated Stockholders (1) $4.6 RemainCo Value to Unaffiliated Stockholders $11.5 Footnotes (1) Based on Houlihan Lokey analysis. Excludes $9.2 million of contingent liabilities related to the Pay TV sale and $3.8 million of contingent liabilities related to the RadioChile sale as indicated by Company management.

Financial Analyses S IMPLIED TOCK PREMIUM ANALYSIS ? Based on Claxson’s trading price before March 23, 20071, the Cash Consideration of $13.75 represents a 42.5% to the premium to the prior day close. ? The 30 day and 6 month premiums as of March 23, 2007 to the $13.75 Cash Consideration are 45.5% and 106.2%, respectively. Offer Price $13.75 $15.00 Trading Average Period Closing Price Premium $13.00 1 D ay $9.65 42.5% $11.00 5 D ay $9.54 44.2% Price $9.65 $9.54 $9.45 1 M onth $9.45 45.5% $9.15 $9.00 3 M onths $9.15 50.3% 6 M onths $6.67 106.2% $7.00 $6.67 1 Year $5.40 154.5% $5.40 1 Year H igh $10.75 27.9% $5.00 1 Year Low $3.00 358.3% 1 D ay 5 D ay 1 M onth 3 M onths 6 M onths 1 Year

Transaction Background 3 13 E PREMIUM PAID ANALYSIS ? We analyzed 305 going private transactions since 2004 across a range of businesses with an average transaction value of approximately $650 million. ? Premiums paid in these transactions ranged from 17.2% (5 trading day prior median) to 25.1% (5 trading days prior mean). 30.0% 25.3% 25.1% 24.5% 25.0% 20.0% 18.1% 17.5% 17.2% 15.0% 10.0% 5.0% 0.0% 1 Trading Day 1 Trading Day 5 Trading Day 5 Trading Day 20 Trading Day 20 Trading Day Median Mean Median Mean Median Mean

Houlihan Lokey
CLAXSON

Transaction Background

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(A) 12/14/06: Announces the sale of seven pay TV networks operating in the Latin American market to Turner Broadcasting Systems for $235 million.

(B) 12/22/06: Announces it has entered into an agreement to sell shares of its subsidiary, IberoAmerican Radio Chile, SA for $75 million.

(C) 3/23/07: Announces going private proposal at $10.50 a share in cash.

(D) 3/26/07: Black Horse buys 157 thousand shares.

(E) 3/29/07: Black Horse buys 400 thousand shares.

(F) 4/4/07: Black Horse buys 940 thousand shares.

(G) 4/16/07: Filing of letter from Black Horse criticizing the going private offer.

(H) 8/1/07: Announced the closing of the sale of IberoAmerican Radio Chile to Grupo Latino de Radiodifusión effective July 31, 2007.

(I) 11/14/07: Company filed a 6-K announcing updated $12.35 offer price.

(J) 12/16/2007: Company files 20-F with SEC

(K) 3/6/2008: Company issues an 8-K announcing that the controlling shareholders have raised the going-private offer to $13.50

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Financial Analyses

Financial Analyses FINANCIAL ANALYSES SUMMARY Implied Per Share Reference Range1 $14.24 $14.25 $14.00 $14.00 $13.89 Cash Consideration of $13.75 $13.75 (2) $13.50 $13.53 $13.44 $13.41 $13.25 $13.00 Consolidated RemainCo Market Consolidated RemainCo Discounted Sum-of-the-Parts Approach Multiple Approach Cash Flow Approach 1 Claxson’s closing stock price as of April 1, 2008 was $11.45. 2 Cash consideration as per Agreement and Plan of Merger draft dated March 31, 2008.

Houlihan Lokey
CLAXSON

Financial Analyses

Financial Analyses Summary (Continued)

(figures in millions, except price per share)

	Consolidated RemainCo Market Multiple Approach		Consolidated RemainCo Discounted Cash Flow Approach		Business by Business Sum-Of-The-Parts Approach	
	Low	High	Low	High	Low	High
Analysis of Consolidating Subsidiaries (1)	$20.4	$22.1	$22.4	$29.9	$19.7	$24.6
Analysis of Minority Investments (2)	$34.7	$43.2	$34.7	$43.2	$34.7	$43.2
Total RemainCo	$55.1	$65.3	$57.1	$73.1	$54.4	$67.7
Add: Escrow Receivable (3)	25.2	25.2	25.2	25.2	25.2	25.2
Add: Estimated Proceeds from Exercise of Options (4)	1.2	1.2	1.2	1.2	1.2	1.2
Add: Estimated Cash as of 12/31/2007 (5)	218.4	218.4	218.4	218.4	218.4	218.4
Total	$300.0	$310.1	$302.0	$317.9	$299.2	$312.6
Price per Share (6)	$13.44	$13.89	$13.53	$14.24	$13.41	$14.00

Footnotes:

(1) Includes Remainco's interests in PTVLA, Lifestyle, ESDC and Playout. 10% marketability discount applied to PTVLA and Lifestyle to account for Playboy Entertainment Group's call option and certain restrictions per the PTVLA operating agreement.

(2) Includes RemainCo's interests in DLA, DMX and Playboy do Brazil and $2.0 million in a note receivable held at Lifestyle. Discounts ranging from 0% to 5% were applied to DMX and Playboy do Brazil related to certain transfer restrictions.

(3) Based on full amount of Pay TV escrow less $7 million of identified contingent liabilities plus $2.2 of newly identified contingent liabilities discounted back to the present, and the full amount of Radio Chile escrow less $3.8 million of unknown contingent liabilities discounted back to the present. All contingent liability estimates were provided by Company management.

(4) As per Company management estimates in document "Shareholders Claxson July 2007 (including options).xls"

(5) As per estimates provided by Company management. $218.4 million of cash held at Corporate entity available to shareholders. Excludes $4.4 million of cash as of December 31, 2007 held at operating entities needed for working capital requirements as indicated by Company management.

(6) 22.3 million fully diluted shares outstanding as per Company responses to due diligence requests in a letter dated January 23, 2008; and per Agreement and Plan of Merger draft dated March 31, 2008.

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Financial Analyses Consolidated RemainCo Analysis Sum of the Parts RemainCo Analysis Minority Interest Equity Investments Analysis Segment Representative Levels Supporting Analyses

Consolidated RemainCo Analysis CONSOLIDATED REMAINCO — MARKET MULTIPLE APPROACH Consolidated RemainCo — Market Multiple Approach1 (figures in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range FYE — 2007 Revenues $30.672 1.00 x — 1.10 x $30.670 — $33.740 EBITDA ($5.916) NFY — 2008 Revenues $37.330 0.80 x — 0.90 x $29.860 — $33.600 EBITDA ($3.364) NFY+ 1 — 2009 EBITDA $3.020 8.00 x — 9.00 x $24.160 — $27.180 Range of Analysis $28.200 — $31.500 Less: PTVLA Marketability Discount (2), (3) (2.9) (3.5) Less: PEGI 19% Interest in PTVLA/Lifestyle tv (3) (4.9) (5.9) RemainCo Equity Indication $20.429 $22.111 Footnotes: (1) Excludes DLA, DMX and Playboy do Brazil. (2) 10% marketability discount to account for Playboy Entertainment Group’s call option and certain transfer restrictions. (3) Based on Houlihan Lokey’s valuation of PTVLA on a stand alone basis.

Consolidated RemainCo Analysis CONSOLIDATED REMAINCO — SUMMARY OF DISCOUNTED CASH FLOW APPROACH Consolidated RemainCo — Summary of Discounted Cash Flow Approach1 (figures in millions) Approach Indicated Enterprise Value Range Terminal Multiple Approach $31.100 — $37.600 Terminal Growth Rate Approach $29.300 — $40.900 Range of Analysis $30.200 — $39.300 Less: PTVLA Marketability Discount (2), (3) (2.9) (3.5) Less: PEGI 19% Interest in PTVLA/Lifestyle tv (3) (4.9) (5.9) RemainCo Equity Indication $22.429 $29.911 Footnotes: (1) Excludes DLA, DMX and Playboy do Brazil. (2) 10% marketability discount to account for Playboy Entertainment Group’s call option and certain transfer restrictions. (3) Based on Houlihan Lokey’s valuation of PTVLA on a stand alone basis.

Consolidated RemainCo Analysis CONSOLIDATED REMAINCO — DISCOUNTED CASH FLOW TERMINAL MULTIPLE APPROACH Consolidated RemainCo — Discounted Cash Flow Terminal Multiple Approach1 (figures in millions) Projected FYE December 31, 2008 (2) 2009 2010 2011 Adjusted EBIT (3.024) 2.506 5.744 9.842 Less: Taxes (1.210) 1.002 2.298 3.937 Debt-Free Earnings ($ 1.815) $ 1.503 $ 3.447 $ 5.905 Less: Capital Expenditures (3) (0.053) (0.070) (0.070) (0.070) Less: Working Capital Requirements (3) (0.660) (0.827) (0.919) (0.625) Add: Depreciation and Amortization 0.502 0.514 0.477 0.323 Total Net Investment (0.211) (0.383) (0.512) (0.372) Net Debt-Free Cash Flows ($ 2.025) $ 1.120 $ 2.935 $ 5.533 Discount Period 0.38 1.25 2.25 3.25 Discount Factor @ 25.0% 0.92 0.76 0.61 0.48 Present Value of Net Debt-Free Cash Flows ($ 1.863) $ 0.848 $ 1.776 $ 2.679 Sensitivity Analysis: Enterprise Value 0.5 1.0% Terminal Multiple $34.258 6.0 x 6.5 x 7.0 x 7.5 x 8.0 x 23.0% $31.719 $34.057 $36.396 $38.734 $41.073 Discount 24.0% $30.770 $33.038 $35.307 $37.575 $39.844 Rate 25.0% $29.856 $32.057 $34.258 $36.459 $38.661 26.0% $28.975 $31.112 $33.248 $35.385 $37.521 27.0% $28.127 $30.201 $32.275 $34.349 $36.423 Selected Range of Analysis $31.100 — $37.600 DCF Assumptions Discount Rate 25.0% Tax Rate 40.0% Terminal Value Assumptions Terminal EBITDA (2011) $10.165 Terminal Multiple 7.0x Terminal Value $71.157 Discount Period 3.75 Discount Factor @ 25.0% 0.43 PV of Terminal Value $30.818 Footnotes: (1) Excludes DLA, DMX and Playboy do Brazil (2) Represents 9 month stub period. (3) Sources for 2008-2011 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls, PTLVA 2007-2012 BP.xls, Lifestyle 2007-2012 BP.xls, ESDC 07-11 EBITDA.xls, XSON Playout — 5YBP.xls, ServiceCo AR — 5YBP.xls, ServiceCo — 5YBP.xls and Holding Co. — 5YBP.xls

Consolidated RemainCo Analysis CONSOLIDATED REMAINCO — DISCOUNTED CASH FLOW GORDON GROWTH APPROACH Consolidated RemainCo — Discounted Cash Flow Gordon Growth Approach1 (figures in millions) Projected FYE December 31, 2008 (2) 2009 2010 2011 Adjusted EBIT (3.024) 2.506 5.744 9.842 Less: Taxes (1.210) 1.002 2.298 3.937 Debt-Free Earnings ($ 1.815) $ 1.503 $ 3.447 $ 5.905 Less: Capital Expenditures (3) (0.053) (0.070) (0.070) (0.070) Less: Working Capital Requirements (3) (0.660) (0.827) (0.919) (0.625) Add: Depreciation and Amortization 0.502 0.514 0.477 0.323 Total Net Investment (0.211) (0.383) (0.512) (0.372) Net Debt-Free Cash Flows ($ 2.025) $ 1.120 $ 2.935 $ 5.533 Discount Period 0.38 1.25 2.25 3.25 Discount Factor @ 25.0% 0.92 0.76 0.61 0.48 Present Value of Net Debt-Free Cash Flows ($ 1.863) $ 0.848 $ 1.776 $ 2.679 DCF Assumptions Discount Rate 25.0% Tax Rate 40.0% Terminal Value Assumptions 2012 Cash Flow (15.0% Growth Rate $ 6.363 Gordon Growth Rate 15.0% Terminal Value $ 63.633 Discount Period 3.25 Discount Factor @ 25.0% 0.48 PV of Terminal Value $ 30.813 Sensitivity Analysis: Enterprise Value 0.5% 1.0% 1.0% Gordon Growth Rate $ 34.253 14.0% 14.5% 15.0% 15.5% 16.0% 23.0% $ 39.421 $ 41.691 $ 44.245 $ 47.139 $ 50.446 Discount 24.0% $ 34.899 $ 36.694 $ 38.688 $ 40.917 $ 43.425 Rate 25.0% $ 31.208 $ 32.658 $ 34.253 $ 36.016 $ 37.974 26.0% $ 28.141 $ 29.332 $ 30.633 $ 32.057 $ 33.623 27.0% $ 25.552 $ 26.547 $ 27.624 $ 28.795 $ 30.072 Selected Range of Analysis $29.300 — $40.900 Footnotes: (1) Excludes DLA, DMX and Playboy do Brazil (2) Represents 9 month stub period (3) Sources for 2008-2011 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls, PTLVA 2007-2012 BP.xls, Lifestyle 2007-2012 BP.xls, ESDC 07-11 EBITDA.xls, XSON Playout — 5YBP.xls, ServiceCo AR — 5YBP.xls, ServiceCo — 5YBP.xls and Holding Co. — 5YBP.xls

Financial Analyses Consolidated RemainCo Analysis Sum of the Parts RemainCo Analysis Minority Interest Equity Investments Analysis Segment Representative Levels Supporting Analyses

Sum of the Parts RemainCo Analysis SUM OF THE PARTS APPROACH — REMAINCO ANALYSIS (figures in millions) Low — High Concluded Range of Analyses — Consolidated Subsidiaries1 27.475 — 33.953 Less: Marketability Discount Related to PEGI JV Agreement ($2.868) — ($3.464) Less: PEGI’s 19% Interest in PTVLA ($4.904) — ($5.924) Implied Reference Range of Subsidiaries $19.704 — $24.565 1 Includes PTVLA, Lifestyle, ESDC, Playout, Holdco and the service companies; excludes the interests in DLA, DMX and Playboy do Brazil.

Sum of the Parts RemainCo Analysis SUM OF THE PARTS APPROACH — SUMMARY Sum of the Parts — Analyses Summary (figures in millions) PTVLA- 100% Interest Market Multiple Approach $ 23.800 — $ 26.300 Discounted Cash Flow Methodology — EBITDA Multiple $ 26.989 — $ 32.014 Discounted Cash Flow Methodology — Gordon Growth $ 20.037 — $ 25.597 Range of Analysis $ 23.609 — $ 27.970 Lifestyle — 100% Interest Market Multiple Approach $ 7.000 — $ 8.300 Discounted Cash Flow Methodology — EBITDA Multiple $ 7.938 — $ 9.912 Discounted Cash Flow Methodology — Gordon Growth $ 6.389 — $ 7.938 Range of Analysis $ 7.109 — $ 8.717 Less: Debt $ 2.042 $ 2.042 Range of Analysis, Adjusted for Debt $ 5.067 — $ 6.675 ESDC Market Multiple Approach $ 5.000 — $ 6.300 Discounted Cash Flow Methodology — EBITDA Multiple $ 6.751 — $ 8.253 Discounted Cash Flow Methodology — Gordon Growth $ 5.381 — $ 6.527 Range of Analysis $ 5.711 — $ 7.027 Playout Market Multiple Approach $ 1.300 — $ 1.600 Discounted Cash Flow Methodology — EBITDA Multiple $ 0.854 — $ 1.025 Discounted Cash Flow Methodology — Gordon Growth $ 0.752 — $ 0.913 Range of Analysis $ 0.969 — $ 1.179 Argentina and US Service Companies Discounted Cash Flow Methodology — Gordon Growth ($ 2.622) — ($ 2.980) Range of Analysis ($ 2.622) — ($ 2.980) HoldCo Discounted Cash Flow Methodology — Gordon Growth ($ 5.258) — ($ 5.918) Range of Analysis ($ 5.258) — ($ 5.918) Range of Analyses — Sum of the Parts $ 27.475 — $ 33.953

Sum of the Parts RemainCo Analysis PTVLA — MARKET MULTIPLE APPROACH PTVLA — Market Multiple Approach (figures in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range FYE — 2007 Revenues $22.997 1.10 x — 1.20 x $25.300 — $27.600 EBITDA ($0.189) NMF — NMF NFY — 2008 Revenues $24.088 1.00 x — 1.10 x $24.090 — $26.500 EBITDA $0.563 NMF — NMF NFY+1 — 2009 Revenues $25.806 0.90 x — 1.00 x $23.230 — $25.810 EBITDA $2.815 8.00 x — 9.00 x $22.520 — $25.340 Selected Range of Analyses $23.800 — $26.300

Sum of the Parts RemainCo Analysis PTVLA — DISCOUNTED CASH FLOW — TERMINAL MULTIPLE APPROACH PTVLA — Discounted Cash Flow — Terminal Multiple Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Adjusted EBIT 0.421 2.814 4.126 5.519 6.865 Less: Taxes 0.168 1.125 1.650 2.207 2.746 Debt-Free Earnings $ 0.253 $ 1.688 $ 2.475 $ 3.311 $ 4.119 Less: Capital Expenditures (2) 0.000 0.000 0.000 0.000 0.000 Less: Working Capital Requirements (2) (0.109) (0.184) (0.458) (0.121) (0.040) Add: Depreciation and Amortization 0.001 0.001 0.001 0.001 0.001 Total Net Investment ($ 0.108) ($ 0.182) ($ 0.457) ($ 0.120) ($ 0.039) Net Debt-Free Cash Flows $ 0.145 $ 1.506 $ 2.018 $ 3.191 $ 4.080 Discount Period 0.38 1.25 2.25 3.25 4.25 Discount Factor @ 20.0% 0.93 0.80 0.66 0.55 0.46 Present Value of Net Debt-Free Cash Flows $ 0.135 $ 1.199 $ 1.339 $ 1.764 $ 1.880 DCF Assumptions Discount Rate 20.0% Tax Rate 40.0% Terminal Value Assumptions Terminal EBITDA (2012) $6.866 Terminal Multiple 8.0x Terminal Value $54.925 Discount Period 4.75 Discount Factor @ 20.0% 0.42 PV of Terminal Value $23.103 Sensitivity Analysis: Enterprise Value 0.5 1.0% Terminal Multiple $29.420 7.0 x 7.5 x 8.0 x 8.5 x 9.0 x 18.0% $28.528 $30.092 $31.656 $33.220 $34.784 Discount 19.0% $27.507 $29.009 $30.512 $32.014 $33.517 Rate 20.0% $26.532 $27.976 $29.420 $30.864 $32.308 21.0% $25.601 $26.989 $28.377 $29.765 $31.153 22.0% $24.711 $26.046 $27.381 $28.716 $30.051 Selected Range of Analysis $26.989 — $32.014 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2012 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and PTLVA 2007-2012 BP.xls

Sum of the Parts RemainCo Analysis PTVLA — DISCOUNTED CASH FLOW — GORDON GROWTH APPROACH PTVLA — Discounted Cash Flow — Gordon Growth Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Adjusted EBIT 0.421 2.814 4.126 5.519 6.865 DCF Assumptions Less: Taxes 0.168 1.125 1.650 2.207 2.746 Discount Rate 20.0% Debt-Free Earnings $0.253 $1.688 $2.475 $3.311 $4.119 Tax Rate 40.0% Less: Capital Expenditures (2) 0.000 0.000 0.000 0.000 0.000 Less: Working Capital Requirements (2) (0.109) (0.184) (0.458) (0.121) (0.040) Add: Depreciation and Amortization 0.001 0.001 0.001 0.001 0.001 Terminal Value Assumptions Total Net Investment ($0.108) ($0.182) ($0.457) ($0.120) ($0.039) 2013 Cash Flow (7.5% Growth Rate) $4.386 Net Debt-Free Cash Flows $0.145 $1.506 $2.018 $3.191 $4.080 Gordon Growth Rate 7.5% Discount Period 0.38 1.25 2.25 3.25 4.25 Terminal Value $35.085 Discount Factor @ 20.0% 0.93 0.80 0.66 0.55 0.46 Discount Period 4.25 Present Value of Net Debt-Free Cash Flows $0.135 $1.199 $1.339 $1.764 $1.880 Discount Factor @ 20.0% 0.46 PV of Terminal Value $16.166 Sensitivity Analysis: Enterprise Value 0.5% 1.0% Gordon Growth Rate $22.483 6.5% 7.0% 7.5% 8.0% 8.5% 18.0% $25.331 $26.272 $27.304 $28.438 $29.692 Discount 19.0% $23.068 $23.841 $24.680 $25.597 $26.600 Rate 20.0% $21.147 $21.789 $22.483 $23.235 $24.053 21.0% $19.496 $20.037 $20.617 $21.243 $21.919 22.0% $18.063 $18.523 $19.014 $19.541 $20.106 Selected Range of Analysis $20.037 — $25.597 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2012 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and PTLVA 2007-2012 BP.xls

Sum of the Parts RemainCo Analysis LIFESTYLE — MARKET MULTIPLE APPROACH Lifestyle — Market Multiple Approach (figures in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range FYE — 2007 Revenues $0.032 NMF — NMF EBITDA ($0.800) NMF — NMF NFY — 2008 Revenues $3.377 1.75 x — 2.00 x $5.910 — $6.750 EBITDA ($0.682) NMF — NMF NFY+ 1 — 2009 Revenues $7.220 1.00 x — 1.25 x $7.220 — $9.020 EBITDA $1.315 6.00 x — 7.00 x $7.890 — $9.210 Selected Range of Analyses $7.000 — $8.300

Sum of the Parts RemainCo Analysis LIFESTYLE — DISCOUNTED CASH FLOW — TERMINAL MULTIPLE APPROACH Lifestyle — Discounted Cash Flow — Terminal Multiple Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Adjusted EBIT (0.512) 1.315 2.477 4.265 5.711 DCF Assumptions Less: Taxes (0.205) 0.526 0.991 1.706 2.284 Discount Rate 35.0% Debt-Free Earnings ($0.307) $0.789 $1.486 $2.559 $3.427 Tax Rate 40.0% Less: Capital Expenditures (2) 0.000 0.000 0.000 0.000 0.000 Less: Working Capital Requirements (2) (0.251) (0.446) (0.322) (0.381) (0.278) Add: Depreciation and Amortization 0.000 0.000 0.000 0.000 0.000 Terminal Value Assumptions Total Net Investment ($0.251) ($0.446) ($0.322) ($0.381) ($0.278) Terminal EBITDA (2012) $5.711 Net Debt-Free Cash Flows ($0.558) $0.343 $1.164 $2.178 $3.148 Terminal Multiple 5.0x Discount Period 0.38 1.25 2.25 3.25 4.25 Terminal Value $28.555 Discount Factor @ 35.0% 0.89 0.69 0.51 0.38 0.28 Discount Period 4.75 Present Value of Net Debt-Free Cash Flows ($0.498) $0.235 $0.593 $0.821 $0.879 Discount Factor @ 35.0% 0.24 PV of Terminal Value $6.864 Sensitivity Analysis: Enterprise Value 0.5 1.0% Terminal Multiple $8.895 4.0 x 4.5 x 5.0 x 5.5 x 6.0 x 33.0% $8.046 $8.782 $9.519 $10.256 $10.993 Discount 34.0% $7.778 $8.490 $9.201 $9.912 $10.623 Rate 35.0% $7.522 $8.208 $8.895 $9.581 $10.268 36.0% $7.276 $7.938 $8.601 $9.264 $9.927 37.0% $7.039 $7.679 $8.319 $8.959 $9.599 Selected Range of Analysis $7.938 — $9.912 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2012 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and Lifestyle 2007-2012 BP.xls

Sum of the Parts RemainCo Analysis LIFESTYLE — DISCOUNTED CASH FLOW — GORDON GROWTH APPROACH Lifestyle — Discounted Cash Flow — Gordon Growth Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Adjusted EBIT (0.512) 1.315 2.477 4.265 5.711 DCF Assumptions Less: Taxes (0.205) 0.526 0.991 1.706 2.284 Discount Rate 35.0% Debt-Free Earnings ($0.307) $0.789 $1.486 $2.559 $3.427 Tax Rate 40.0% Less: Capital Expenditures (2) 0.000 0.000 0.000 0.000 0.000 Less: Working Capital Requirements (2) (0.251) (0.446) (0.322) (0.381) (0.278) Add: Depreciation and Amortization 0.000 0.000 0.000 0.000 0.000 Terminal Value Assumptions Total Net Investment ($0.251) ($0.446) ($0.322) ($0.381) ($0.278) 2013 Cash Flow (15.0% Growth Rate $3.621 Net Debt-Free Cash Flows ($0.558) $0.343 $1.164 $2.178 $3.148 Gordon Growth Rate 15.0% Discount Period 0.38 1.25 2.25 3.25 4.25 Terminal Value $18.103 Discount Factor @ 35.0% 0.89 0.69 0.51 0.38 0.28 Discount Period 4.25 Present Value of Net Debt-Free Cash Flows ($0.498) $0.235 $0.593 $0.821 $0.879 Discount Factor @ 35.0% 0.28 PV of Terminal Value $5.056 Sensitivity Analysis: Enterprise Value 1.0% 1.0% Gordon Growth Rate $7.087 13.0% 14.0% 15.0% 16.0% 17.0% 33.0% $7.444 $7.772 $8.137 $8.544 $9.002 Discount 34.0% $6.973 $7.263 $7.583 $7.938 $8.336 Rate 35.0% $6.547 $6.804 $7.087 $7.399 $7.746 36.0% $6.160 $6.389 $6.640 $6.916 $7.221 37.0% $5.807 $6.012 $6.236 $6.481 $6.751 Selected Range of Analysis $6.389 — $7.938 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2012 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and Lifestyle 2007-2012 BP.xls

Sum of the Parts RemainCo Analysis ESDC — MARKET MULTIPLE APPROACH ESDC — Market Multiple Approach (figures in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range FYE — 2007 Revenues $1.247 2.00 x — 2.50 x $2.490 — $3.120 EBITDA ($1.268) NMF — NMF NFY — 2008 Revenues $3.436 1.75 x — 2.25 x $6.010 — $7.730 EBITDA $0.017 NMF — NMF NFY+1 — 2009 EBITDA $1.324 5.00 x — 6.00 x $6.620 — $7.940 Selected Range of Analyses $5.000 — $6.300

Sum of the Parts RemainCo Analysis ESDC — DISCOUNTED CASH FLOW — TERMINAL MULTIPLE APPROACH ESDC — Discounted Cash Flow — Terminal Multiple Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 Adjusted EBIT (0.339) 1.000 1.830 2.825 DCF Assumptions Less: Taxes (0.136) 0.400 0.732 1.130 Discount Rate 30.0% Debt-Free Earnings ($0.203) $0.600 $1.098 $1.695 Tax Rate 40.0% Less: Capital Expenditures (2) (0.015) (0.020) (0.020) (0.020) Less: Working Capital Requirements (2) (0.120) (0.198) (0.142) (0.129) Add: Depreciation and Amortization 0.352 0.324 0.295 0.148 Terminal Value Assumptions Total Net Investment $0.217 $0.106 $0.133 ($0.001) Terminal EBITDA (2011) $2.973 Net Debt-Free Cash Flows $0.014 $0.706 $1.231 $1.694 Terminal Multiple 5.0x Discount Period 0.38 1.25 2.25 3.25 Terminal Value $14.865 Discount Factor @ 30.0% 0.91 0.72 0.55 0.43 Discount Period 3.75 Present Value of Net Debt-Free Cash Flows $0.012 $0.509 $0.682 $0.722 Discount Factor @ 30.0% 0.37 PV of Terminal Value $5.558 Sensitivity Analysis: Enterprise Value 0.5 1.0% Terminal Multiple $7.483 4.0 x 4.5 x 5.0 x 5.5 x 6.0 x 28.0% $6.709 $7.298 $7.887 $8.476 $9.065 Discount 29.0% $6.537 $7.109 $7.681 $8.253 $8.826 Rate 30.0% $6.371 $6.927 $7.483 $8.039 $8.594 31.0% $6.211 $6.751 $7.291 $7.831 $8.371 32.0% $6.056 $6.581 $7.106 $7.631 $8.156 Selected Range of Analysis $6.751 — $8.253 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2011 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and ESDC 07-11 EBITDA.xls

Houlihan Lokey
CLAXSON

Sum of the Parts RemainCo Analysis

ESDC – Discounted Cash Flow - Gordon Growth Approach

ESDC – Discounted Cash Flow – Gordon Growth Approach

(figures in millions)

	Projected FYE December 31,			
	2008 (1)	2009	2010	2011
Adjusted EBIT	(0.339)	1.000	1.830	2.825
Less: Taxes	(0.136)	0.400	0.732	1.130
Debt-Free Earnings	**($0.203)**	**$0.600**	**$1.098**	**$1.695**
Less: Capital Expenditures (2)	(0.015)	(0.020)	(0.020)	(0.020)
Less: Working Capital Requirements (2)	(0.120)	(0.198)	(0.142)	(0.129)
Add: Depreciation and Amortization	0.352	0.324	0.295	0.148
Total Net Investment	$0.217	$0.106	$0.133	($0.001)
Net Debt-Free Cash Flows	**$0.014**	**$0.706**	**$1.231**	**$1.694**
Discount Period	0.38	1.25	2.25	3.25
Discount Factor @ 30.0%	0.91	0.72	0.55	0.43
Present Value of Net Debt-Free Cash Flows	**$0.012**	**$0.509**	**$0.682**	**$0.722**

DCF Assumptions	
Discount Rate	30.0%
Tax Rate	40.0%

Terminal Value Assumptions	
2012 Cash Flow (10.0% Growth Rate)	$1.864
Gordon Growth Rate	10.0%
Terminal Value	**$9.318**
Discount Period	3.25
Discount Factor @ 30.0%	0.43
PV of Terminal Value	**$3.972**

Sensitivity Analysis: Enterprise Value

Discount Rate	Gordon Growth Rate				
	8.0%	9.0%	10.0%	11.0%	12.0%
28.0%	$6.098	$6.354	$6.638	$6.956	$7.313
29.0%	$5.769	$5.996	$6.248	$6.527	$6.839
30.0%	$5.471	$5.674	$5.897	$6.144	$6.419
31.0%	$5.199	$5.381	$5.581	$5.800	$6.043
32.0%	$4.950	$5.114	$5.294	$5.490	$5.706

Selected Range of Analysis	**$5.381**	--	**$6.527**

Footnotes:
(1) Represents 9 month stub period
(2) Sources for 2008-2011 figures: Projection models from the following spreadsheets - Claxson RemainCo. (6.26.07).xls and ESDC 07-11 EBITDA.xls

28

Sum of the Parts RemainCo Analysis PLAYOUT — MARKET MULTIPLE APPROACH Playout — Market Multiple Approach (figures in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range NFY — 2008 Revenues $4.193 0.50 x — 0.60 x $2.100 — $2.520 EBITDA $0.093 6.00 x — 7.00 x $0.560 — $0.650 NFY+1 — 2009 Revenues $3.514 0.40 x — 0.50 x $1.410 — $1.760 EBITDA $0.239 5.00 x — 6.00 x $1.190 — $1.430 Selected Range of Analyses $1.300 — $ 1.600

Sum of the Parts RemainCo Analysis PLAYOUT — DISCOUNTED CASH FLOW -TERMINAL MULTIPLE APPROACH Playout — Discounted Cash Flow — Terminal Multiple Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Adjusted EBIT (0.079) 0.050 0.066 0.080 0.092 DCF Assumptions Less: Taxes (0.032) 0.020 0.026 0.032 0.037 Discount Rate 20.0% Debt-Free Earnings ($0.047) $0.030 $0.039 $0.048 $0.055 Tax Rate 40.0% Less: Capital Expenditures (2) (0.038) (0.050) (0.050) (0.050) (0.050) Less: Working Capital Requirements (2) (0.059) (0.017) (0.017) (0.018) (0.018) Add: Depreciation and Amortization 0.149 0.189 0.181 0.175 0.170 Terminal Value Assumptions Total Net Investment $0.052 $0.122 $0.114 $0.107 $0.101 Terminal EBITDA (2012) $0.262 Net Debt-Free Cash Flows $0.005 $0.152 $0.153 $0.155 $0.157 Terminal Multiple 5.0x Discount Period 0.38 1.25 2.25 3.25 4.25 Terminal Value $1.311 Discount Factor @ 20.0% 0.93 0.80 0.66 0.55 0.46 Discount Period 4.75 Present Value of Net Debt-Free Cash Flows $0.005 $0.121 $0.102 $0.086 $0.072 Discount Factor @ 20.0% 0.42 PV of Terminal Value $0.551 Sensitivity Analysis: Enterprise Value 0.5 1.0% Terminal Multiple $0.937 4.0 x 4.5 x 5.0 x 5.5 x 6.0 x 18.0% $0.880 $0.939 $0.999 $1.059 $1.119 Discount 19.0% $0.852 $0.910 $0.967 $1.025 $1.082 Rate 20.0% $0.826 $0.881 $0.937 $0.992 $1.047 21.0% $0.801 $0.854 $0.907 $0.960 $1.013 22.0% $0.777 $0.828 $0.879 $0.930 $0.981 Selected Range of Analysis $0.854 — $1.025 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2011 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and XSON Playout — 5YBP.xls

Sum of the Parts RemainCo Analysis PLAYOUT — DISCOUNTED CASH FLOW- GORDON GROWTH APPROACH Playout — Discounted Cash Flow — Gordon Growth Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Adjusted EBIT (0.079) 0.050 0.066 0.080 0.092 DCF Assumptions Less: Taxes (0.032) 0.020 0.026 0.032 0.037 Discount Rate 20.0% Debt-Free Earnings ($0.047) $0.030 $0.039 $0.048 $0.055 Tax Rate 40.0% Less: Capital Expenditures (2) (0.038) (0.050) (0.050) (0.050) (0.050) Less: Working Capital Requirements (2) (0.059) (0.017) (0.017) (0.018) (0.018) Add: Depreciation and Amortization 0.149 0.189 0.181 0.175 0.170 Terminal Value Assumptions Total Net Investment $0.052 $0.122 $0.114 $0.107 $0.101 2013 Cash Flow (3.0% Growth Rate) $0.162 Net Debt-Free Cash Flows $0.005 $0.152 $0.153 $0.155 $0.157 Gordon Growth Rate 3.0% Discount Period 0.38 1.25 2.25 3.25 4.25 Terminal Value $0.950 Discount Factor @ 20.0% 0.93 0.80 0.66 0.55 0.46 Discount Period 4.25 Present Value of Net Debt-Free Cash Flows $0.005 $0.121 $0.102 $0.086 $0.072 Discount Factor @ 20.0% 0.46 PV of Terminal Value $0.438 Sensitivity Analysis: Enterprise Value 1.0% 1.0% Gordon Growth Rate $0.823 1.0% 2.0% 3.0% 4.0% 5.0% 18.0% $0.863 $0.897 $0.935 $0.978 $1.029 Discount 19.0% $0.814 $0.843 $0.875 $0.913 $0.955 Rate 20.0% $0.769 $0.795 $0.823 $0.855 $0.891 21.0% $0.730 $0.752 $0.776 $0.804 $0.835 22.0% $0.694 $0.713 $0.735 $0.759 $0.786 Selected Range of Analysis $0.752 — $0.913 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2012 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and XSON Playout — 5YBP.xls

Sum of the Parts RemainCo Analysis SERVICE COMPANIES — DISCOUNTED CASH FLOW- GORDON GROWTH APPROACH Argentina and US Service Companies — Discounted Cash Flow — Gordon Growth Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Adjusted EBIT (0.819) (0.906) (0.948) (1.000) (1.062) Less: Taxes (0.328) (0.363) (0.379) (0.400) (0.425) Debt-Free Earnings ($0.491) ($0.544) ($0.569) ($0.600) ($0.637) Less: Capital Expenditures (2) 0.000 0.000 0.000 0.000 0.000 Less: Working Capital Requirements (2) 0.046 0.015 0.016 0.018 0.019 Add: Depreciation and Amortization 0.000 0.000 0.000 0.000 0.000 Total Net Investment $0.046 $0.015 $0.016 $0.018 $0.019 Net Debt-Free Cash Flows ($0.445) ($0.529) ($0.553) ($0.582) ($0.618) Discount Period 0.38 1.25 2.25 3.25 4.25 Discount Factor @ 25.0% 0.92 0.76 0.61 0.48 0.39 Present Value of Net Debt-Free Cash Flows ($0.409) ($0.400) ($0.335) ($0.282) ($0.239) DCF Assumptions Discount Rate 25.0% Tax Rate 40.0% Terminal Value Assumptions 2013 Cash Flow (3.0% Growth Rate) ($0.636) Gordon Growth Rate 3.0% Terminal Value ($2.891) Discount Period 4.25 Discount Factor @ 25.0% 0.39 PV of Terminal Value ($1.120) Sensitivity Analysis: Enterprise Value 1.0% 1.0% Gordon Growth Rate ($2.785) 1.0% 2.0% 3.0% 4.0% 5.0% 23.0% ($2.897) ($2.965) ($3.040) ($3.123) ($3.215) Discount 24.0% ($2.780) ($2.840) ($2.907) ($2.980) ($3.061) Rate 25.0% ($2.672) ($2.726) ($2.785) ($2.850) ($2.921) 26.0% ($2.573) ($2.622) ($2.675) ($2.732) ($2.795) 27.0% ($2.482) ($2.526) ($2.573) ($2.625) ($2.681) Selected Range of Analysis ($2.622) — ($2.980) Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2012 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and ServiceCo AR — 5YBP.xls and ServiceCo — 5YBP.xls

Sum of the Parts RemainCo Analysis HOLDCO — DISCOUNTED CASH FLOW- GORDON GROWTH APPROACH HoldCo — Discounted Cash Flow — Gordon Growth Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Adjusted EBIT (1.697) (1.767) (1.806) (1.847) (1.888) DCF Assumptions Less: Taxes (0.679) (0.707) (0.723) (0.739) (0.755) Discount Rate 25.0% Debt-Free Earnings ($1.018) ($1.060) ($1.084) ($1.108) ($1.133) Tax Rate 40.0% Less: Capital Expenditures (2) 0.000 0.000 0.000 0.000 0.000 Less: Working Capital Requirements (2) (0.167) 0.003 0.005 0.005 0.005 Add: Depreciation and Amortization 0.000 0.000 0.000 0.000 0.000 Terminal Value Assumptions Total Net Investment ($0.167) $0.003 $0.005 $0.005 $0.005 2013 Cash Flow (3.0% Growth Rate) ($1.162) Net Debt-Free Cash Flows ($1.186) ($1.057) ($1.079) ($1.103) ($1.128) Gordon Growth Rate 3.0% Discount Period 0.38 1.25 2.25 3.25 4.25 Terminal Value ($5.280) Discount Factor @ 25.0% 0.92 0.76 0.61 0.48 0.39 Discount Period 4.25 Present Value of Net Debt-Free Cash Flows ($1.091) ($0.800) ($0.653) ($0.534) ($0.437) Discount Factor @ 25.0% 0.39 PV of Terminal Value ($2.045) Sensitivity Analysis: Enterprise Value 1.0% 1.0% Gordon Growth Rate ($5.560) 1.0% 2.0% 3.0% 4.0% 5.0% 23.0% ($5.769) ($5.894) ($6.031) ($6.182) ($6.351) Discount 24.0% ($5.552) ($5.663) ($5.784) ($5.918) ($6.065) Rate 25.0% ($5.353) ($5.452) ($5.560) ($5.678) ($5.808) 26.0% ($5.170) ($5.258) ($5.355) ($5.460) ($5.575) 27.0% ($5.000) ($5.080) ($5.167) ($5.261) ($5.363) Selected Range of Analysis ($5.258) — ($5.918) Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2012 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and Holding Co. — 5YBP.xls

Financial Analyses Consolidated RemainCo Analysis Sum of the Parts RemainCo Analysis Minority Interest Equity Investments Analysis Segment Representative Levels Supporting Analyses

Houlihan Lokey
CLAXSON

Minority Interest Equity Investments Analysis

MINORITY INTEREST EQUITY INVESTMENTS – SUMMARY

Minority Interest Equity Investments – Summary

(figures in millions)

Digital Latin America, LLC ("DLA")	Low		High
Market Multiple Approach	$17.300	--	$19.500
Discounted Cash Flow Methodology - EBITDA Multiple	$22.164	--	$26.434
Discounted Cash Flow Methodology - Gordon Growth	$17.187	--	$23.111
Range of Analyses	**$18.884**	--	**$23.015**
Less: Preferred Stock [1]	$9.035	--	$9.035
Less: Debt [2]	$6.855	--	$6.855
Equity Range	**$2.994**	--	**$7.125**
62% Interest in Common Stock [1]	$1.859	--	$4.423
Add: Preferred Stock owned by Claxson	**$5.778**	--	**$5.778**
Total Interest in DLA	**$7.637**		**$10.201**

Digital Music ("DMX")	Low		High
Market Multiple Approach	$10.200	--	$12.200
Discounted Cash Flow Methodology - EBITDA Multiple	$9.367	--	$11.296
Discounted Cash Flow Methodology - Gordon Growth	$9.014	--	$11.576
Range of Analyses	**$9.527**	--	**$11.691**
31% Interest in Equity Range before transfer restriction discount	$2.953	--	$3.624
Less: Transfer Restriction Discount (5% on Low to 0% on High) [3]	($0.148)	--	$0.000
Adjusted 31% Interest in Equity Range	$2.806		$3.624
PV of DMX Dividends	$2.701	--	$3.331
Selected Interest in DMX	**$2.753**	--	**$3.477**

Playboy do Brazil GloboSat JV, LLC	Low		High
Market Multiple Approach	$93.200	–	$108.700
Discounted Cash Flow Methodology - EBITDA Multiple	$98.682	–	$131.633
Discounted Cash Flow Methodology - Gordon Growth	$83.155	–	$94.713
Range of Analyses	**$91.679**	–	**$111.682**
40% Interest in Equity Range	$36.672	–	$44.673
Less: Transfer Restriction Discount (5% on Low to 0% on High) [3]	($1.834)	–	$0.000
40% Interest in Equity Range post Transfer Restriction discount	$34.838	–	$44.673
Less: 19% PEGI Interest	($6.619)	–	($8.488)
Equity Value to Company	$28.219	–	$36.185
PV of Playbody do Brazil Dividends	$20.167	–	$23.123
Less: 19% PEGI Interest	(3.832)	–	(4.393)
PV of Dividends to Company	$16.336	–	$18.730
Selected Interest of Playboy do Brazil	**$22.277**	--	**$27.457**

Summary Ranges	Low		High
DLA Range	$7.637	–	$10.201
DMX Range	$2.753	–	$3.477
Playboy do Brazil Range	$22.277	–	$27.457
LifeStyle tv Loan	$2.042	–	$2.042
Total Range of Analyses - Minority Interests	**$34.709**		**$43.178**

Footnotes:
(1) Assumes Hicks Muse exercises put/call agreement and Motorola exercises penny warrants. As per file entitled "DLA Dec 07 Report.xls" provided by Company management on March 31, 2008.
(2) As per file entitled "DLA Dec 07 Report.xls" provided by Company management on March 31, 2008.
(3) Discounts for transfer restrictions were not applied to the present value of the projected dividends from DMX or Playboy do Brazil.

35

Minority Interest Equity Investments Analysis DLA — MARKET MULTIPLE APPROACH DLA — Market Multiple Approach (figures in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range FYE — 2007 EBITDA $1.675 9.00 x — 10.00 x $15.080 — $16.750 NFY — 2008 EBITDA (1) $1.646 8.00 x — 9.00 x $13.170 — $14.810 NFY+1 — 2009 EBITDA $2.787 7.00 x — 8.00 x $19.510 — $22.300 Selected Range of Analyses $17.300 — $19.500 Excluded from range Footnotes (1) Range excluded in 2008 because the EBITDA figure is not representative due to the non-recurring expenses due to the start of a VOD project as indicated by Company management.

Minority Interest Equity Investments Analysis DLA — DISCOUNTED CASH FLOW — TERMINAL MULTIPLE APPROACH DLA — Discounted Cash Flow — Terminal Multiple Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Adjusted EBIT (0.070) 2.289 3.641 4.810 5.768 Less: Taxes (0.028) 0.915 1.456 1.924 2.307 Debt-Free Earnings ($ 0.042) $ 1.373 $ 2.185 $ 2.886 $ 3.461 Less: Capital Expenditures (2) (0.563) (0.200) (0.200) (0.200) (0.200) Less: Working Capital Requirements (2) (0.112) (0.198) (0.252) (0.211) (0.210) Add: Depreciation and Amortization 1.305 0.499 0.438 0.288 0.338 Total Net Investment $ 0.630 $ 0.100 ($ 0.014) ($ 0.123) ($ 0.072) Net Debt-Free Cash Flows $ 0.588 $ 1.473 $ 2.170 $ 2.762 $ 3.389 Discount Period 0.38 1.25 2.25 3.25 4.25 Discount Factor @ 20.0% 0.93 0.80 0.66 0.55 0.46 Present Value of Net Debt-Free Cash Flows $ 0.549 $ 1.173 $ 1.440 $ 1.527 $ 1.562 DCF Assumptions Discount Rate 20.0% Tax Rate 40.0% Terminal Value Assumptions Terminal EBITDA (2012) $ 6.106 Terminal Multiple 7.0x Terminal Value $ 42.741 Discount Period 4.75 Discount Factor @ 20.0% 0.42 PV of Terminal Value $ 17.978 Sensitivity Analysis: Enterprise Value 0.5 1.0% Terminal Multiple $24.229 6.0 x 6.5 x 7.0 x 7.5 x 8.0 x 18.0% $23.226 $24.617 $26.008 $27.399 $28.790 Discount 19.0% $22.425 $23.762 $25.098 $26.434 $27.770 Rate 20.0% $21.660 $22.945 $24.229 $25.513 $26.797 21.0% $20.930 $22.164 $23.399 $24.633 $25.868 22.0% $20.231 $21.418 $22.605 $23.793 $24.980 Selected Range of Analysis $22.164 — $26.434 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2012 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and DLA 2007-12 Plan.xls

Minority Interest Equity Investments Analysis DLA — DISCOUNTED CASH FLOW — GORDON GROWTH APPROACH DLA — Discounted Cash Flow — Gordon Growth Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Adjusted EBIT (0.070) 2.289 3.641 4.810 5.768 Less: Taxes (0.028) 0.915 1.456 1.924 2.307 Debt-Free Earnings ($ 0.042) $ 1.373 $ 2.185 $ 2.886 $ 3.461 Less: Capital Expenditures (2) (0.563) (0.200) (0.200) (0.200) (0.200) Less: Working Capital Requirements (2) (0.112) (0.198) (0.252) (0.211) (0.210) Add: Depreciation and Amortization 1.305 0.499 0.438 0.288 0.338 Total Net Investment $ 0.630 $ 0.100 ($ 0.014) ($ 0.123) ($ 0.072) Net Debt-Free Cash Flows $ 0.588 $ 1.473 $ 2.170 $ 2.762 $ 3.389 Discount Period 0.38 1.25 2.25 3.25 4.25 Discount Factor @ 20.0% 0.93 0.80 0.66 0.55 0.46 Present Value of Net Debt-Free Cash Flows $ 0.549 $ 1.173 $ 1.440 $ 1.527 $ 1.562 DCF Assumptions Discount Rate 20.0% Tax Rate 40.0% Terminal Value Assumptions 2013 Cash Flow (7.5% Growth Rate) $3.643 Gordon Growth Rate 7.5% Terminal Value $29.145 Discount Period 4.25 Discount Factor @ 20.0% 0.46 PV of Terminal Value $13.429 Sensitivity Analysis: Enterprise Value 1.0% 1.0% Gordon Growth Rate $19.680 5.5% 6.5% 7.5% 8.5% 9.5% 18.0% $20.691 $22.068 $23.707 $25.691 $28.142 Discount 19.0% $19.036 $20.177 $21.516 $23.111 $25.041 Rate 20.0% $17.612 $18.570 $19.680 $20.984 $22.535 21.0% $16.376 $17.187 $18.119 $19.200 $20.469 22.0% $15.292 $15.987 $16.777 $17.684 $18.736 Selected Range of Analysis $17.187 — $23.111 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2012 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and DLA 2007-12 Plan.xls

Minority Interest Equity Investments Analysis DMX — MARKET MULTIPLE APPROACH DMX — Market Multiple Approach (figures in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range FYE — 2007 EBITDA $1.423 7.00 x — 8.00 x $9.960 — $11.380 NFY — 2008 EBITDA $2.145 5.00 x — 6.00 x $10.720 — $12.870 NFY+1 — 2009 EBITDA $2.464 4.00 x — 5.00 x $9.860 — $12.320 Selected Range of Analyses $10.200 — $12.200

Minority Interest Equity Investments Analysis DMX — DISCOUNTED CASH FLOW — TERMINAL MULTIPLE APPROACH DMX — Discounted Cash Flow — Terminal Multiple Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 Adjusted EBIT 1.597 2.452 Less: Taxes 0.639 0.981 Debt-Free Earnings $ 0.958 $ 1.471 Less: Capital Expenditures (2) (0.038) 0.000 Less: Working Capital Requirements (2) 0.000 0.000 Add: Depreciation and Amortization 0.011 0.012 Total Net Investment ($ 0.026) $ 0.012 Net Debt-Free Cash Flows $ 0.932 $ 1.484 Discount Period 0.38 1.25 Discount Factor @ 25.0% 0.92 0.76 Present Value of Net Debt-Free Cash Flows $ 0.857 $ 1.122 DCF Assumptions Discount Rate 25.0% Tax Rate 40.0% Terminal Value Assumptions Terminal EBITDA (2009) $ 2.464 Terminal Multiple 5.0x Terminal Value $ 12.322 Discount Period 1.75 Discount Factor @ 25.0% 0.68 PV of Terminal Value $ 8.339 Sensitivity Analysis: Enterprise Value 0.5 1.0% Terminal Multiple $10.319 4.0 x 4.5 x 5.0 x 5.5 x 6.0 x 23.0% $8.870 $9.728 $10.585 $11.443 $12.301 Discount 24.0% $8.759 $9.605 $10.451 $11.296 $12.142 Rate 25.0% $8.651 $9.485 $10.319 $11.153 $11.986 26.0% $8.545 $9.367 $10.190 $11.012 $11.834 27.0% $8.441 $9.252 $10.063 $10.874 $11.685 Selected Range of Analysis $9.367 — $11.296 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2009 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and 5Y Outlook — DMXLA.xls

Houlihan Lokey
CLAXSON

Minority Interest Equity Investments Analysis

DMX – Discounted Cash Flow - Gordon Growth Approach

DMX – Discounted Cash Flow – Gordon Growth Approach

(figures in millions)

	Projected FYE December 31, 2008 (1)	2009
Adjusted EBIT	1.597	2.452
Less: Taxes	0.639	0.981
Debt-Free Earnings	**$0.958**	**$1.471**
Less: Capital Expenditures (2)	(0.038)	0.000
Less: Working Capital Requirements (2)	0.000	0.000
Add: Depreciation and Amortization	0.000	0.000
Total Net Investment	($0.038)	$0.000
Net Debt-Free Cash Flows	**$0.921**	**$1.471**
Discount Period	0.38	1.25
Discount Factor @ 25.0%	0.92	0.76
Present Value of Net Debt-Free Cash Flows	**$0.847**	**$1.113**

DCF Assumptions	
Discount Rate	25.0%
Tax Rate	40.0%

Terminal Value Assumptions	
2010 Cash Flow (10.0% Growth Rate)	$1.619
Gordon Growth Rate	10.0%
Terminal Value	**$10.791**
Discount Period	1.25
Discount Factor @ 25.0%	0.76
PV of Terminal Value	**$8.164**

Sensitivity Analysis: Enterprise Value

Discount Rate \ Gordon Growth Rate	8.0%	9.0%	10.0%	11.0%	12.0%
23.0%	$10.167	$10.833	$11.600	$12.496	$13.554
24.0%	$9.565	$10.146	$10.810	$11.576	$12.470
25.0%	$9.033	$9.545	$10.125	$10.787	$11.552
26.0%	$8.560	$9.014	$9.525	$10.104	$10.765
27.0%	$8.137	$8.543	$8.996	$9.505	$10.083

Selected Range of Analysis	**$9.014**	--	**$11.576**

Footnotes:
(1) Represents 9 month stub period
(2) Sources for 2008-2009 figures: Projection models from the following spreadsheets - Claxson RemainCo. (6.26.07).xls and 5T Outlook - DMXLA.xls

41

Minority Interest Equity Investments Analysis DMX DIVIDENDS — DISCOUNTED CASH FLOW — GORDON GROWTH APPROACH DMX Dividends — Discounted Cash Flow — Gordon Growth Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Dividends from DMX to HoldCo (2) 0.488 0.715 0.787 0.865 0.952 Less: Taxes 0.195 0.286 0.315 0.346 0.381 Debt-Free Earnings $ 0.293 $ 0.429 $ 0.472 $ 0.519 $ 0.571 Less: Capital Expenditures 0.000 0.000 0.000 0.000 0.000 Less: Working Capital Requirements 0.000 0.000 0.000 0.000 0.000 Add: Depreciation and Amortization 0.000 0.000 0.000 0.000 0.000 Total Net Investment $ 0.000 $ 0.000 $ 0.000 $ 0.000 $ 0.000 Net Debt-Free Cash Flows $ 0.293 $ 0.429 $ 0.472 $ 0.519 $ 0.571 Discount Period 0.38 1.25 2.25 3.25 4.25 Discount Factor @ 25.0% 0.92 0.76 0.61 0.48 0.39 Present Value of Net Debt-Free Cash Flows $ 0.269 $ 0.325 $ 0.286 $ 0.251 $ 0.221 PV DCF Assumptions Discount Rate 25.0% Tax Rate 40.0% Terminal Value Assumptions 2013 Cash Flow (10.0% Growth Rate $0.628 Gordon Growth Rate 10.0% Terminal Value $4.189 Discount Period 4.25 Discount Factor @ 25.0% 0.39 PV of Terminal Value $1.623 Sensitivity Analysis: Enterprise Value 1.0% 1.0% Gordon Growth Rate $2.975 8.0% 9.0% 10.0% 11.0% 12.0% 23.0% $3.106 $3.245 $3.405 $3.592 $3.813 Discount 24.0% $2.921 $3.039 $3.175 $3.331 $3.513 Rate 25.0% $2.758 $2.859 $2.975 $3.106 $3.258 26.0% $2.613 $2.701 $2.800 $2.912 $3.040 27.0% $2.483 $2.559 $2.645 $2.742 $2.851 Selected Range of Analysis $2.701 — $3.331 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2012 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and ServiceCo US — 5YBP.xls

Minority Interest Equity Investments Analysis PLAYBOY DO BRAZIL — MARKET MULTIPLE APPROACH Playboy do Brazil — Market Multiple Approach (figures in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range FYE — 2007 (1), (2) EBITDA $4.203 7.00 x — 8.00 x $29.420 — $33.620 NFY — 2008 EBITDA $15.525 6.00 x — 7.00 x $93.150 — $108.680 NFY+ 1 — 2009 (2) EBITDA $25.772 5.00 x — 6.00 x $128.860 — $154.630 Selected Range of Analyses $93.200 — $108.700 Excluded from Range Footnotes: (1) Reflects July to December 2007 (2) Range excluded in 2007 because the EBITDA figure does not represent a full fiscal year. Range excluded in 2009 because the EBITDA figure reflects growth that RemainCo management indicated was aggressive.

Minority Interest Equity Investments Analysis PLAYBOY DO BRAZIL — DISCOUNTED CASH FLOW — TERMINAL MULTIPLE APPROACH Playboy do Brazil — Discounted Cash Flow — Terminal Multiple Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Adjusted EBIT 11.602 25.711 31.516 38.833 45.729 DCF Assumptions Less: Taxes 3.945 8.742 10.716 13.203 15.548 Discount Rate 30.0% Debt-Free Earnings $7.657 $16.969 $20.801 $25.630 $30.181 Tax Rate 34.0% Less: Capital Expenditures (2) (0.015) 0.000 0.000 0.000 (0.044) Less: Working Capital Requirements (2) (0.502) (0.940) (1.239) (1.539) (1.346) Add: Depreciation and Amortization 0.042 0.061 0.076 0.076 0.073 Terminal Value Assumptions Total Net Investment ($0.475) ($0.879) ($1.164) ($1.463) ($1.317) Terminal EBITDA (2012) $45.802 Net Debt-Free Cash Flows $7.182 $16.090 $19.637 $24.166 $28.864 Terminal Multiple 5.0x Discount Period 0.38 1.25 2.25 3.25 4.25 Terminal Value $229.011 Discount Factor @ 30.0% 0.91 0.72 0.55 0.43 0.33 Discount Period 4.75 Present Value of Net Debt-Free Cash Flows $6.509 $11.591 $10.882 $10.301 $9.465 Discount Factor @ 30.0% 0.29 PV of Terminal Value $65.861 Sensitivity Analysis: Enterprise Value 1.0 1.0% Terminal Multiple $114.609 3.0 x 4.0 x 5.0 x 6.0 x 7.0 x 28.0% $93.113 $107.292 $121.470 $135.649 $149.828 Discount 29.0% $90.641 $104.305 $117.969 $131.633 $145.298 Rate 30.0% $88.265 $101.437 $114.609 $127.781 $140.953 31.0% $85.980 $98.682 $111.383 $124.084 $136.786 32.0% $83.783 $96.034 $108.285 $120.535 $132.786 Selected Range of Analysis $98.682 — $131.633 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2012 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and Globo Board Meeting Financial Plan Sep 2007.xls

Minority Interest Equity Investments Analysis PLAYBOY DO BRAZIL — DISCOUNTED CASH FLOW — GORDON GROWTH APPROACH Playboy do Brazil — Discounted Cash Flow — Gordon Growth Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Adjusted EBIT 11.602 25.711 31.516 38.833 45.729 DCF Assumptions Less: Taxes 3.945 8.742 10.716 13.203 15.548 Discount Rate 30.0% Debt-Free Earnings $7.657 $16.969 $20.801 $25.630 $30.181 Tax Rate 34.0% Less: Capital Expenditures (2) (0.015) 0.000 0.000 0.000 (0.044) Less: Working Capital Requirements (2) (0.502) (0.940) (1.239) (1.539) (1.346) Add: Depreciation and Amortization 0.032 0.061 0.076 0.076 0.073 Terminal Value Assumptions Total Net Investment ($0.485) ($0.879) ($1.164) ($1.463) ($1.317) 2010 Cash Flow (5.0% Growth Rate) $30.307 Net Debt-Free Cash Flows $7.172 $16.090 $19.637 $24.166 $28.864 Gordon Growth Rate 5.0% Discount Period 0.38 1.25 2.25 3.25 4.25 Terminal Value $121.229 Discount Factor @ 30.0% 0.91 0.72 0.55 0.43 0.33 Discount Period 4.25 Present Value of Net Debt-Free Cash Flows $6.500 $11.591 $10.882 $10.301 $9.465 Discount Factor @ 30.0% 0.33 PV of Terminal Value $39.751 Sensitivity Analysis: Enterprise Value 1.0% 1.0% Gordon Growth Rate $88.490 3.0% 4.0% 5.0% 6.0% 7.0% 28.0% $92.217 $94.373 $96.717 $99.275 $102.075 Discount 29.0% $88.383 $90.324 $92.427 $94.713 $97.206 Rate 30.0% $84.844 $86.597 $88.490 $90.540 $92.769 31.0% $81.567 $83.155 $84.864 $86.711 $88.711 32.0% $78.525 $79.967 $81.516 $83.184 $84.985 Selected Range of Analysis $83.155 — $94.713 Footnotes: (1) Represents 9 month stub period (2) Sources for 2008-2012 figures: Projection models from the following spreadsheets — Claxson RemainCo. (6.26.07).xls and Globo Board Meeting Financial Plan Sep 2007.xls

Minority Interest Equity Investments Analysis PLAYBOY DO BRAZIL DIVIDENDS — DISCOUNTED CASH FLOW — GORDON GROWTH APPROACH Playboy do Brazil Dividends — Discounted Cash Flow — Gordon Growth Approach (figures in millions) Projected FYE December 31, 2008 (1) 2009 2010 2011 2012 Dividends from Globo to PTVLA 1.399 3.392 4.580 6.070 7.445 DCF Assumptions Less: Taxes 0.000 0.000 0.000 0.000 0.000 Discount Rate 30.0% Debt-Free Earnings $1.399 $3.392 $4.580 $6.070 $7.445 Tax Rate 0.0% Less: Capital Expenditures 0.000 0.000 0.000 0.000 0.000 Less: Working Capital Requirements 0.000 0.000 0.000 0.000 0.000 Add: Depreciation and Amortization 0.000 0.000 0.000 0.000 0.000 Terminal Value Assumptions Total Net Investment $0.000 $0.000 $0.000 $0.000 $0.000 2013 Cash Flow (5.0% Growth Rate) $7.817 Net Debt-Free Cash Flows $1.399 $3.392 $4.580 $6.070 $7.445 Gordon Growth Rate 5.0% Discount Period 0.38 1.25 2.25 3.25 4.25 Terminal Value $31.268 Discount Factor @ 30.0% 0.91 0.72 0.55 0.43 0.33 Discount Period 4.25 Present Value of Net Debt-Free Cash Flows $1.268 $2.443 $2.538 $2.587 $2.441 Discount Factor @ 30.0% 0.33 PV of Terminal Value $10.253 Sensitivity Analysis: Enterprise Value 1.0% 1.0% Gordon Growth Rate $21.531 3.0% 4.0% 5.0% 6.0% 7.0% 28.0% $22.466 $23.022 $23.627 $24.286 $25.009 Discount 29.0% $21.490 $21.991 $22.533 $23.123 $23.766 Rate 30.0% $20.591 $21.043 $21.531 $22.060 $22.635 31.0% $19.758 $20.167 $20.608 $21.085 $21.601 32.0% $18.986 $19.358 $19.757 $20.187 $20.652 Selected Range of Analysis $20.167 — $23.123 Footnotes: (1) Represents 9 month stub period

Financial Analyses Consolidated RemainCo Analysis Sum of the Parts RemainCo Analysis Minority Interest Equity Investments Analysis Segment Representative Levels Supporting Analyses

Segment Representative Levels CONSOLIDATED REMAINCO REPRESENTATIVE LEVELS Consolidated RemainCo Representative Levels (figures in millions) Fiscal Year Ended December 31, Projected Fiscal Year Ending December 31, 2004 2005 2006 2007 2008 2009 2010 2011 Revenue PTVLA 15.308 17.172 20.364 22.997 24.088 25.806 28.277 30.835 Lifestyle — - — 0.032 3.377 7.220 9.629 12.443 ESDC 0.100 0.095 0.694 1.247 3.436 5.306 6.957 8.999 Playout 2.939 2.381 2.155 2.270 4.193 3.514 3.637 3.765 Service Companies — - 2.500 4.978 1.946 1.851 1.937 2.023 HoldCo — - 0.291 0.364 0.290 0.291 0.291 0.291 Eliminations (1) (1.291) Other (2) 0.789 2.747 0.409 0.075 — - — - Reported Revenue $19.136 $22.396 $26.413 $30.672 $37.330 $43.988 $50.728 $58.356 Revenue Growth % 17.0% 17.9% 16.1% 21.7% 17.8% 15.3% 15.0% EBITDA PTVLA (1.171) (0.903) 0.322 (0.189) 0.563 2.815 4.127 5.520 Lifestyle — - — (0.800) (0.682) 1.315 2.477 4.265 ESDC (0.390) (0.576) (0.549) (1.268) 0.017 1.324 2.125 2.973 Playout 0.608 (0.110) (0.639) 0.164 0.093 0.239 0.246 0.254 Service Companies — - (0.460) (0.170) (1.092) (0.906) (0.948) (1.000) HoldCo — - (3.932) (3.653) (2.263) (1.767) (1.806) (1.847) Other (2) (4.178) (4.633) 3.805 (0.373) — - — -Adjustments (3) 0.373 Adjusted EBITDA ($5.131) ($6.221) ($1.454) ($5.916) ($3.364) $3.020 $6.221 $10.165 EBITDA Margin % -26.8% -27.8% -5.5% -19.3% -9.0% 6.9% 12.3% 17.4% EBITDA Growth % NA NMF NMF NMF NMF NMF 106.0% 63.4% Less: Depreciation & Amortization 1.244 0.752 0.578 0.984 0.669 0.514 0.477 0.323 Adjusted EBIT ($6.375) ($6.973) ($2.032) ($6.900) ($4.032) $2.506 $5.744 $9.842 EBIT Margin % -33.3% -31.1% -7.7% -22.5% -10.8% 5.7% 11.3% 16.9% EBIT Growth % NMF NMF NMF NMF NMF 129.3% 71.3% Footnotes: Excludes interests in DLA, DMX and Playboy do Brazil * 2004-2006 financials from individual company projection models and the 20-F filed December 13, 2007. 2007 figures represent unaudited actuals as per “XSON FS consolidated.xls” sent March 31, 2008 by Company management. 2008 figures latest estimate as per “2008 Budget Presentation.xls” sent December 13, 2007. The 2009-2011 estimates are per the Claxson RemainCo. (6.26.07).xls model received during initial due diligence. The 2012 estimates were excluded because management did not provide current estimates for 2012 for all businesses. (1) Eliminations for intercompany revenues based on unaudited 2007 actuals per “XSON FS consolidatd.xls” sent March 31, 2008 by Company management. (2) 2004-2006 Other represents the difference between the roll-up of historical information by business segment in relation to the figures in the 20-F filed with the SEC on December 13, 2007. The difference in the revenues is caused by inter-company revenues being accounted for in Playout’s historical model. The lack of information on the service companies in 2004 and 2005 obscures the total EBITDA as approximately $5 million of costs are accounted for within those entities. $75,000 in 2007 accounts for intercompany receipts that have not yet been reclassified to the individual entities. (3) Reflects adjustments to exclude Claxson Chile S.A. results from 2007 consolidated EBITDA as the entity is no longer an operating subsidiary of RemainCo.

Houlihan Lokey
CLAXSON

Segment Representative Levels

PTVLA Representative Levels

PTVLA Representative Levels

(figures in millions)

	Fiscal Year Ended December 31,								
	2004	2005	2006	2007	2008	2009	2010	2011	2012
Subscriber based-fees	14.890	16.447	18.782	20.079	21.160	21.034	23.015	25.015	26.864
Less: PB Brasil 9.5% Royalty - Initial Projections (1)					(2.300)	(2.455)	(2.941)	(3.527)	(4.007)
Add: PB Brasil 9.5% Royalty - New Projections (1)					2.577	3.560	4.198	4.973	5.724
Advertising	0.020	0.047	0.340	0.258	-	0.437	0.458	0.481	0.505
Other	0.398	0.678	1.242	2.522	2.641	3.081	3.389	3.728	4.100
Intercompany revenues	-	-	-	0.138	0.010	0.150	0.158	0.166	0.175
Revenue	**$15.308**	**$17.172**	**$20.364**	**$22.997**	**$24.088**	**$25.806**	**$28.277**	**$30.835**	**$33.361**
Revenue Growth %		*12.2%*	*18.6%*	*12.9%*	*4.7%*	*7.1%*	*9.6%*	*9.0%*	*8.2%*
Less: Personnel Expenses	0.345	0.352	0.468	0.953	1.047	1.015	1.068	1.120	1.174
Less: Technical Expenses	0.700	1.081	1.073		3.975	1.922	1.989	2.059	2.131
Less: Programing and Production Expenses	4.464	5.012	5.826	13.378	9.015	7.147	7.434	7.727	8.030
Less: Selling and Marketing Expenses	2.407	2.731	3.638	7.946	7.270	3.161	3.376	3.596	3.811
Less: Other Operating Expenses	0.331	0.348	0.425	-	-	0.622	0.651	0.679	0.709
Less: Intercompany Expenses	8.232	8.551	8.611	0.909	2.218	9.123	9.630	10.134	10.641
EBITDA	**($1.171)**	**($0.903)**	**$0.322**	**($0.189)**	**$0.563**	**$2.815**	**$4.127**	**$5.520**	**$6.866**
EBITDA Margin %	*-7.6%*	*-5.3%*	*1.6%*	*-0.8%*	*2.3%*	*10.9%*	*14.6%*	*17.9%*	*20.6%*
EBITDA Growth %		*-22.9%*	*-135.7%*	*NA*	*-398.1%*	*399.6%*	*46.6%*	*33.7%*	*24.4%*
Less: Depreciation & Amortization	0.006	0.006	0.009	0.027	0.002	0.001	0.001	0.001	0.001
Adjusted EBIT	**($1.177)**	**($0.909)**	**$0.313**	**($0.216)**	**$0.562**	**$2.814**	**$4.126**	**$5.519**	**$6.865**
EBIT Margin %	*-7.7%*	*-5.3%*	*1.5%*	*-0.9%*	*2.3%*	*10.9%*	*14.6%*	*17.9%*	*20.6%*
EBIT Growth %		*-22.8%*	*-134.4%*	*NA*	*-360.0%*	*401.0%*	*46.6%*	*33.8%*	*24.4%*

Footnotes:

(1) Royalty adjusted based on Playboy do Brazil 2008 budget dated December 5, 2007converted into US dollars using a 1.7477 US Dollar to Brazilian Real exchange rate as per the spot rate quoted on www.oanda.com on April 1, 2008.

**Sources for 2004-2006 unaudited actuals: "PTLVA 2007-2012 BP.xls" and "Claxson RemainCo. (6.26.07).xls" provided by*

**Sources for 2007 unaudited actuals: "XSON FS consolidated.xls" provided on March 31, 2008 by Company management.*

**Sources for estimates: 2008 estimates per "2008 Budget Presentation.xls" provided on December 13, 2007 by Company management; 2009-2012 figures per "PTLVA 2007-2012 BP.xls"*

49

Houlihan Lokey
CLAXSON

Segment Representative Levels

LIFESTYLE REPRESENTATIVE LEVELS

Lifestyle Representative Levels

(figures in millions)

	Fiscal Year Ended December 31,					
	2007	2008	2009	2010	2011	2012
Subscriber based-fees	0.030	2.952	6.070	7.879	10.093	11.598
Advertising	-	0.375	0.750	1.200	1.600	2.000
Other	-	0.050	0.400	0.550	0.750	0.950
Intercompany revenues	0.002	-	-	-	-	-
Revenue	**$0.032**	**$3.377**	**$7.220**	**$9.629**	**$12.443**	**$14.548**
Revenue Growth %	*NA*	*NMF*	*113.8%*	*33.4%*	*29.2%*	*16.9%*
Less: Personnel Expenses	0.005	0.037	0.116	0.124	0.132	0.141
Less: Technical Expenses	-	0.904	0.389	0.405	0.421	0.438
Less: Programing and Production Expenses	0.607	1.580	2.752	3.397	3.733	3.866
Less: Selling and Marketing Expenses	0.207	1.516	2.605	3.184	3.850	4.350
Less: Other Operating Expenses	-	-	-	-	-	-
Less: Intercompany Expenses	0.013	0.022	0.042	0.042	0.042	0.042
EBITDA	**($0.800)**	**($0.682)**	**$1.315**	**$2.477**	**$4.265**	**$5.711**
EBITDA Margin %	*-2500.0%*	*-20.2%*	*18.2%*	*25.7%*	*34.3%*	*39.3%*
EBITDA Growth %	*NA*	*NMF*	*NMF*	*88.4%*	*72.2%*	*33.9%*
Less: Depreciation & Amortization	-	-	-	-	-	-
Adjusted EBIT	**($0.800)**	**($0.682)**	**$1.315**	**$2.477**	**$4.265**	**$5.711**
EBIT Margin %	*-2500.0%*	*-20.2%*	*18.2%*	*25.7%*	*34.3%*	*39.3%*
EBIT Growth %	*NA*	*NMF*	*NMF*	*88.4%*	*72.2%*	*33.9%*

Footnotes:
Sources for 2007 unaudited actuals: "XSON FS consolidated.xls" provided on March 31, 2008 by Company management.
Sources for estimates: 2008 estimates per "2008 Budget Presentation.xls" sent December 13, 2007; 2009-2012 figures per "Lifestyle 2007-2012 BP.xls"

50

Houlihan Lokey

CLAXSON

Segment Representative Levels

ESDC Representative Levels

ESDC Representative Levels

(figures in millions)

	Fiscal Year Ended December 31,							
	2004	2005	2006	2007	2008	2009	2010	2011
Subscriber based-fees	-	-	-	-	-	-	-	-
Advertising	0.056	0.024	0.115	0.276	1.554	3.410	4.734	6.599
Other	0.044	0.071	0.579	0.836	1.786	1.896	2.223	2.400
Intercompany revenues	-	-	-	0.135	0.096	-	-	-
Revenue	**$0.100**	**$0.095**	**$0.694**	**$1.247**	**$3.436**	**$5.306**	**$6.957**	**$8.999**
Revenue Growth %	*NA*	*-5.0%*	*630.5%*	*79.7%*	*175.5%*	*54.4%*	*31.1%*	*29.4%*
Less: Personnel Expenses	NA	NA	NA	0.270	0.273	1.218	1.268	1.320
Less: Technical Expenses	NA	NA	NA	-	1.060	1.251	1.980	3.085
Less: Programing and Production Expenses	NA	NA	NA	1.615	1.213	0.460	0.495	0.511
Less: Selling and Marketing Expenses	0.053	0.327	(0.725)	0.630	0.835	0.890	0.912	0.917
Less: Other Operating Expenses	0.437	0.344	1.068	-	-	0.110	0.120	0.130
Less: Intercompany Expenses	NA	NA	NA	-	0.038	0.053	0.057	0.062
Add: Adjustments [1]	-	-	(0.900)	-	-	-	-	-
EBITDA	**($0.390)**	**($0.576)**	**($0.549)**	**($1.268)**	**$0.017**	**$1.324**	**$2.125**	**$2.973**
EBITDA Margin %	*-390.0%*	*-606.3%*	*-79.1%*	*-101.7%*	*0.5%*	*25.0%*	*30.5%*	*33.0%*
EBITDA Growth %	*NA*	*47.7%*	*-4.7%*	*NMF*	*NMF*	*7688.9%*	*60.5%*	*39.9%*
Less: Depreciation & Amortization	0.007	-	0.322	0.381	0.469	0.324	0.295	0.148
Adjusted EBIT	**($0.397)**	**($0.576)**	**($0.871)**	**($1.649)**	**($0.452)**	**$1.000**	**$1.830**	**$2.825**
EBIT Margin %	*-397.0%*	*-606.3%*	*-125.6%*	*-132.2%*	*-13.1%*	*18.9%*	*26.3%*	*31.4%*
EBIT Growth %	*NA*	*45.1%*	*51.3%*	*NMF*	*NMF*	*NMF*	*82.9%*	*54.4%*

(1) Adjustments:

	2004	2005	2006	2007	2008	2009	2010	2011
Forfeiture and Expiration of a Tax Claim	-	-	(0.900)	-	-	-	-	-
Total Adjustments	**$0.000**	**$0.000**	**($0.900)**	**$0.000**	**$0.000**	**$0.000**	**$0.000**	**$0.000**

Footnotes:

**Sources for 2007 unaudited actuals: "XSON FS consolidated.xls" provided on March 31, 2008 by Company management.*

**Sources for estimates: /2008 estimates per "2008 Budget Presentation.xls" sent December 13, 2007; 2009-2011 figures per "ESDC 07-11 EBITDA.xls"*

Note: Per RemainCo management, the 2012 forecast should be excluded from the analysis as the 2012 growth is not consistent with the trend over the projection period.

51

Segment Representative Levels PLAYOUT REPRESENTATIVE LEVELS Playout Representative Levels (figures in millions) Fiscal Year Ended December 31, 2004 2005 2006 2007 2008 2009 2010 2011 2012 Subscriber based-fees — - — - — - — - -Advertising — - — - — - — - -Other 0.557 1.403 2.155 2.271 3.500 3.514 3.637 3.765 3.896 Intercompany revenues 2.382 0.979 — (0.001) 0.693 — - — - Revenue $2.939 $2.381 $2.155 $2.270 $4.193 $3.514 $3.637 $3.765 $3.896 Revenue Growth % -19.0% -9.5% 5.3% 84.7% -16.2% 3.5% 3.5% 3.5% Less: Personnel Expenses 1.006 1.279 1.693 0.418 0.213 1.560 1.614 1.671 1.729 Less: Technical Expenses 0.374 0.436 0.271 3.737 1.347 1.394 1.443 1.494 Less: Programing and Production Expenses - - — 1.481 — - — - -Less: Selling and Marketing Expenses 0.006 0.044 — 0.003 — 0.064 0.066 0.069 0.071 Less: Other Operating Expenses 0.570 0.271 0.469 — - 0.142 0.147 0.152 0.158 Less: Intercompany Expenses 0.375 0.461 0.362 0.204 0.150 0.162 0.169 0.175 0.182 EBITDA $0.608 ($0.110) ($0.639) $0.164 $0.093 $0.239 $0.246 $0.254 $0.262 EBITDA Margin % 20.7% -4.6% -29.6% 7.2% 2.2% 6.8% 6.8% 6.8% 6.7% EBITDA Growth % NMF NMF NMF NMF 156.8% 3.2% 3.2% 3.2% Less: Depreciation & Amortization 1.036 0.627 0.394 0.387 0.198 0.189 0.181 0.175 0.170 Adjusted EBIT ($0.428) ($0.737) ($1.033) ($0.223) ($0.105) $0.050 $0.066 $0.080 $0.092 EBIT Margin % -14.6% -30.9% -47.9% -9.8% -2.5% 1.4% 1.8% 2.1% 2.4% EBIT Growth % NMF NMF NMF NMF -147.8% 30.3% 21.3% 16.3% Footnotes: *Sources for 2007 unaudited actuals: “XSON FS consolidated.xls” provided on March 31, 2008 by Company management. *Sources for estimates: 2008 estimates per “2008 Budget Presentation.xls” sent December 13, 2007; 2009-2012 figures per “XSON Playout — 5YBP.xls”

Segment Representative Levels ARGENTINA AND US SERVICE COMPANIES REPRESENTATIVE LEVELS AR and US Service Representative Levels (figures in millions) Fiscal Year Ending December 31, 2006 2007 2008 2009 2010 2011 2012 Other — US Service Company Revenue (1) 0.884 3.955 0.277 0.209 0.216 0.224 0.232 Intercompany revenues = US Service Company Revenue (1) 0.362 0.699 0.374 0.162 0.169 0.175 0.182 Other - Argentina Service Company Revenue (1) 0.000 0.006 0.000 0.036 0.037 0.039 0.040 Intercompany revenues — Argentina Service Company Revenue (1) 1.254 0.318 1.295 1.444 1.514 1.585 1.657 Revenue $2.500 $4.978 $1.946 $1.851 $1.937 $2.023 $2.112 Revenue Growth % NA 99.1% -60.9% -4.9% 4.6% 4.5% 4.4% Less: Personnel Expenses — Argentina Service Company (2) 0.505 0.629 1.211 0.882 0.952 1.024 1.095 Less: Personnel Expenses — US Service Company 0.762 1.792 1.827 0.928 0.965 1.003 1.044 Less: Programing and Production Expenses — US Company — 2.640 — 0.119 0.126 0.133 0.140 Less: Technical Expenses — US Service Company 0.670 — - — - — -Less: Intercompany expenses — 0.087 Less: Other Operating Expenses — Argentina Service Company 0.385 — - 0.456 0.470 0.480 0.498 Less: Other Operating Expenses — US Service Company 0.639 — - 0.372 0.371 0.383 0.396 Add: Adjustments — - — - - — - EBITDA ($0.460) ($0.170) ($1.092) ($0.906) ($0.948) ($1.000) ($1.062) EBITDA Margin % -18.4% -3.4% -56.1% -49.0% -49.0% -49.4% -50.3% EBITDA Growth % NA NMF 542.4% -17.0% 4.6% 5.4% 6.2% Less: Depreciation & Amortization — 0.158 — - — - - Adjusted EBIT ($0.460) ($0.328) ($1.092) ($0.906) ($0.948) ($1.000) ($1.062) EBIT Margin % -18.4% -6.6% -56.1% -49.0% -49.0% -49.4% -50.3% EBIT Growth % NA NMF 232.9% -17.0% 4.6% 5.4% 6.2% Footnotes: (1) Houlihan Lokey used the 2006 numbers to determine percentages to allocate the line items in 2008 as discussed with RemainCo management. *Sources for 2007 unaudited actuals: “XSON FS consolidated.xls” provided on March 31, 2008 by Company management. *Sources for estimates: 2008 estimates per “2008 Budget Presentation.xls” sent December 13, 2007; 2009-2012 figures per “ServiceCo AR — 5YBP.xls” and “ServiceCo US — 5YBP.xls”

Houlihan Lokey
CLAXSON

Segment Representative Levels

HoldCo Representative Levels

HoldCo Representative Levels

(figures in millions)

	Fiscal Year Ended December 31,						
	2006	2007	2008	2009	2010	2011	2012
Subscriber based-fees	-	-	-	-	-	-	-
Advertising	-	-	-	-	-	-	-
Other	0.291	0.364	0.290	0.291	0.291	0.291	0.291
Intercompany revenues	-	-	-	-	-	-	-
Revenue	**$0.291**	**$0.364**	**$0.290**	**$0.291**	**$0.291**	**$0.291**	**$0.291**
Revenue Growth %	*NA*	*25.3%*	*-20.3%*	*0.2%*	*0.0%*	*0.0%*	*0.0%*
Less: Personnel Expenses	2.084	3.795	1.540	0.592	0.615	0.638	0.663
Less: Technical Expenses	-		-	-	-	-	-
Less: Programing and Production Expenses	0.048	0.152	0.123	-	-	-	-
Less: Selling and Marketing Expenses	-	0.066	-	-	-	-	-
Less: Other Operating Expenses	2.091		-	0.466	0.482	0.499	0.516
Less: Intercompany Expenses	-	0.004	0.040	-	-	-	-
Add: Adjustments [1]	-	-	(0.850)	(1.000)	(1.000)	(1.000)	(1.000)
EBITDA	**($3.932)**	**($3.653)**	**($2.263)**	**($1.767)**	**($1.806)**	**($1.847)**	**($1.888)**
EBITDA Margin %	*-1353.6%*	*-1003.6%*	*-780.3%*	*-608.4%*	*-621.8%*	*-635.7%*	*-650.1%*
EBITDA Growth %	*NA*	*NMF*	*NMF*	*NMF*	*NMF*	*NMF*	*NMF*
Less: Depreciation & Amortization	-	0.021	-	-	-	-	-
Adjusted EBIT	**($3.932)**	**($3.674)**	**($2.263)**	**($1.767)**	**($1.806)**	**($1.847)**	**($1.888)**
EBIT Margin %	*-1353.6%*	*-1009.3%*	*-780.3%*	*-608.4%*	*-621.8%*	*-635.7%*	*-650.1%*
EBIT Growth %	*NA*	*NMF*	*NMF*	*NMF*	*NMF*	*NMF*	*NMF*

Footnotes:

(1) Adjustments:

Estimated Other Costs (see note)	-	-	(0.850)	(1.000)	(1.000)	(1.000)	(1.000)
Total Adjustments	**$0.000**	**$0.000**	**($0.850)**	**($1.000)**	**($1.000)**	**($1.000)**	**($1.000)**

Footnotes:

**Sources for 2007 unaudited actuals: "XSON FS consolidated.xls" provided on March 31, 2008 by Company management.*

**Sources for estimates: 2008 estimates per "2008 Budget Presentation.xls" sent December 13, 2007; 2009-2012 figures per "HoldingCo - 5YBP.xls"*

Note: Estimated public company costs included in RemainCo projections based on discussions with RemainCo management.

54

Houlihan Lokey
CLAXSON

Segment Representative Levels

DLA Representative Levels

DLA Representative Levels

(figures in millions)

	Fiscal Year Ended December 31,								
	2004	2005	2006	2007	2008	2009	2010	2011	2012
Subscriber based-fees	3.566	4.917	8.361	12.195	15.804	16.523	19.085	21.579	24.067
Advertising	-	-	-	-	-	-	-	-	-
Other	0.404	0.805	0.743	1.652	2.541	1.987	2.030	2.041	2.053
Intercompany revenues	-	-	-	-	-	-	-	-	-
Revenue	**$3.971**	**$5.721**	**$9.104**	**$13.847**	**$18.344**	**$18.510**	**$21.116**	**$23.620**	**$26.120**
Revenue Growth %		*44.1%*	*59.1%*	*NA*	*32.5%*	*0.9%*	*14.1%*	*11.9%*	*10.6%*
Less: Personnel Expenses	1.681	0.749	1.056	1.572	2.393	2.117	2.206	2.297	2.392
Less: Technical Expenses	3.839	3.199	3.210	3.374	3.452	3.323	3.434	3.545	3.658
Less: Programing and Production Expenses	1.632	1.854	1.818	3.377	6.612	5.413	6.054	6.874	7.694
Less: Selling and Marketing Expenses	0.341	0.647	0.967	2.179	2.591	2.939	3.364	3.778	4.191
Less: Other Operating Expenses	2.227	1.859	1.992	1.670	1.650	1.931	1.979	2.029	2.079
Less: Intercompany Expenses	-	-	-	-	-	-	-	-	-
Add: Adjustments (1)	-	-	-	-	-	-	-	-	-
EBITDA	**($5.749)**	**($2.586)**	**$0.060**	**$1.675**	**$1.646**	**$2.787**	**$4.079**	**$5.097**	**$6.106**
EBITDA Margin %	*-144.8%*	*-45.2%*	*0.7%*	*12.1%*	*9.0%*	*15.1%*	*19.3%*	*21.6%*	*23.4%*
EBITDA Growth %	*NA*	*NMF*	*NMF*	*NA*	*-1.7%*	*69.3%*	*46.3%*	*25.0%*	*19.8%*
Less: Depreciation & Amortization	2.075	2.113	2.080	2.056	1.740	0.499	0.438	0.288	0.338
Adjusted EBIT	**($7.824)**	**($4.699)**	**($2.020)**	**($0.381)**	**($0.094)**	**$2.289**	**$3.641**	**$4.810**	**$5.768**
EBIT Margin %	*-197.0%*	*-82.1%*	*-22.2%*	*-2.8%*	*-0.5%*	*12.4%*	*17.2%*	*20.4%*	*22.1%*
EBIT Growth %	*NA*	*NMF*	*NMF*	*NA*	*-75.3%*	*-2536.6%*	*59.1%*	*32.1%*	*19.9%*

Footnotes:
**Sources for estimates: 2007/2008 estimates per "Summary Budget presentation 2008.xls" provided on March 31, 2008 by Company management.*
**Sources for estimates: 2009-2012 figures per "DLA 2007-12 - 5YBP.xls" provided by Company management in June 2007.*

55

Houlihan Lokey
CLAXSON

Segment Representative Levels

DMX Representative Levels

DMX Representative Levels

(figures in millions)

	Fiscal Year Ending December 31,				
	2005	2006	2007	2008	2009
RMR	3.650	7.580	4.107	4.728	5.081
Advertising	-	-	-	-	-
Other	0.017	0.001	0.007	0.322	0.972
Intercompany revenues					
Revenue	**$3.667**	**$7.581**	**$4.114**	**$5.049**	**$6.053**
Revenue Growth %	*NA*	*106.7%*	*-45.7%*	*22.7%*	*19.9%*
Less: Direct Costs	0.013	0.573	0.214	0.564	1.121
Less: SG&A	0.483	0.585	0.726	1.061	1.238
Less: Other Operating Expenses	1.015	2.182	1.751	1.279	1.231
Less: Bad Debt Expenses	-	0.099	0.062	0.006	0.042
Less: Intercompany Expenses	-	-	-	-	-
Add: Adjustments (1)	-	0.099	0.062	0.006	0.042
EBITDA	**$2.156**	**$4.242**	**$1.423**	**$2.145**	**$2.464**
EBITDA Margin %	*58.8%*	*56.0%*	*34.6%*	*42.5%*	*40.7%*
EBITDA Growth %	*NA*	*96.7%*	*-66.5%*	*50.8%*	*14.9%*
Less: Depreciation & Amortization	0.011	0.003	0.005	0.015	0.012
Adjusted EBIT	**$2.146**	**$4.238**	**$1.417**	**$2.130**	**$2.452**
EBIT Margin %	*58.5%*	*55.9%*	*34.5%*	*42.2%*	*40.5%*
EBIT Growth %	*NA*	*97.5%*	*-66.6%*	*50.3%*	*15.1%*

Footnotes:

(1) Adjustments:

	2005	2006	2007	2008	2009
Bad Debt Expenses	0.000	0.099	0.062	0.006	0.042
Total Adjustments	**$0.000**	**$0.099**	**$0.062**	**$0.006**	**$0.042**

**Sources for estimates: 2007 estimates per "1207 LAJV Statements (PA) (2).xls" provided by Company management April 1, 2008.*

**Sources for estimates: 2008 estimates per "2008 Budget Presentation.xls" sent December 13, 2007 and "DMX - LAJV 2008 budget.xls"; 2009 figures per "5YR Outlook - DMXLA.xls"*

56

Houlihan Lokey
CLAXSON

Segment Representative Levels

PLAYBOY DO BRAZIL REPRESENTATIVE LEVELS

Playboy do Brazil Representative Levels

(figures in millions)

	Fiscal Year Ended December 31,					
	2007	2008	2009	2010	2011	2012
Reported Revenue	$9.548	$28.474	$39.600	$46.966	$55.552	$63.939
Revenue Growth %	*NA*	*198.2%*	*39.1%*	*18.6%*	*18.3%*	*15.1%*
Less: License Fee Paid to PTVLA	0.872	2.577	3.560	4.198	4.973	5.724
Less: Other Operating Expenses	4.473	10.371	10.268	11.176	11.671	12.413
Adjusted EBITDA	$4.203	$15.525	$25.772	$31.592	$38.908	$45.802
EBITDA Margin %	*44.0%*	*54.5%*	*65.1%*	*67.3%*	*70.0%*	*71.6%*
EBITDA Growth %	*NA*	*269.4%*	*66.0%*	*22.6%*	*23.2%*	*17.7%*
Less: Depreciation & Amortization	0.007	0.056	0.061	0.076	0.076	0.073
Adjusted EBIT	$4.196	$15.469	$25.711	$31.516	$38.833	$45.729
EBIT Margin %	*43.9%*	*54.3%*	*64.9%*	*67.1%*	*69.9%*	*71.5%*
EBIT Growth %	*NA*	*268.6%*	*66.2%*	*22.6%*	*23.2%*	*17.8%*
Capital Expenditures	$0.302	$0.014	$0.000	$0.000	$0.000	$0.027

**Sources for estimates: 2007 estimates per "financial statement_ptvla_envio-Dic. 2007.xls" provided by Company management March 31, 2008.*
**Sources for estimates: 2008-2012 estimates per "Proposta Orcamentaria para 2008.pdf (Budget Proposal for 2008).ppt" provided by Company management in December 2007.*
Note: Projection converted from Brazilian Reales into US Dollars using the spot exchange rate of 1.7477 US Dollars to Brazilian Reales as of April 1, 2008 per www.oanda.com

57

Financial Analyses Consolidated RemainCo Analysis Sum of the Parts RemainCo Analysis Minority Interest Equity Investments Analysis Segment Representative Levels Supporting Analyses

Houlihan Lokey
CLAXSON

Supporting Analyses

Escrow Analysis

Present Value of Escrow Receipts

(figures in millions)

Escrow Cash -- PTV Business Sale to Turner Broadcasting [1]

Escrow Amount:	$35.120	Discount Period	18 months
Unrecoverable Escrow [2]	$9.200	Discount Rate [5]	5.0%
Total Receivable	$25.920		
Assumed Close:	12/14/2007	**Present Value of Escrow Receipts (rounded)**	**$24.100**

Escrow Cash -- IberoAmerican Radio Chile Transaction [3]

Escrow Amount:	$5.000	Discount Period	6 Years
Unrecoverable Escrow [4]	$3.750	Discount Rate [5]	5.0%
Total Receivable	$1.250		
Assumed Close:	7/30/2007	**Present Value of Escrow Receipts (rounded)**	**$1.100**

Total Present Value of Escrow Receipts

Escrow Receipts from PTVLA Sale	$24.100
Escrow Receipts from Radio Chile Sale	$1.100
Total Escrow Receipts	**$25.200**

Footnotes:

(1) Per Escrow Agreement dated October 3, 2007 among Claxson, El Sitio, Morehaven, Madary, Turner Broadcasting System and the Bank of New York.
(2) Based on $9.2 million of contingent liabilities.
(3) Per the Deposit Escrow Agreement dated December 22, 2006 among Claxson Chile SA, GLR Services Inc and The Bank of New York.
(4) Based on RemainCo management's estimates, which they based on previous experiences with escrow receivables in selling assets in these countries.
(5) Based on estimated discount rate of 5.0% as indicated by RemainCo management.

59

Supporting Analyses COMPARABLE COMPANY MULTIPLES Comparable Company Multiples (figures in millions) EV / EBITDA EV / Revenue EV FYE LTM NFY (1) NFY+1 (1) EV FYE LTM NFY (1) NFY+1 (1) Adult Entertainment Adult Entertainment Playboy Enterprises Inc. $371.5 19.29x 17.40x 17.20x 12.43x ## Playboy Enterprises Inc. $371.5 1.09x 1.09x 1.09x 1.09x 1 Private Media Group Inc. 124.2 NMF NMF NMF NMF Private Media Group Inc. 124.2 3.18x 3.18x NMF NMF New Frontier Media Inc. 90.1 4.14x 5.71x 5.87x 5.61x ## New Frontier Media Inc. 90.1 1.42x 1.57x 1.62x 1.52x 2 US Diversified Media US Diversified Media CBS Corporation 21,481.8 6.90x 6.90x 6.80x 6.75x ## CBS Corporation 21,481.8 1.53x 1.53x 1.50x 1.47x 1 Walt Disney Co. 76,442.1 8.73x 8.38x 8.15x 7.81x ## Walt Disney Co. 76,442.1 2.15x 2.10x 2.04x 1.97x 2 News Corp. 73,110.4 11.38x 10.74x 11.16x 10.27x ## News Corp. 73,110.4 2.55x 2.39x 2.25x 2.09x 2 Time Warner Inc. 92,747.7 7.07x 7.07x 6.73x 6.34x ## Time Warner Inc. 92,747.7 2.00x 2.00x 1.94x 1.85x 2 Viacom, Inc. 33,642.4 9.88x 9.88x 9.14x 8.40x ## Viacom, Inc. 33,642.4 2.51x 2.51x 2.38x 2.26x 2 Cable Networks Cable Networks Crown Media Holdings Inc. 1,528.9 NMF NMF NMF 20.28x ## Crown Media Holdings Inc. 1,528.9 6.52x 6.52x 5.11x 4.31x Outdoor Channel Holdings Inc. 129.8 NMF NMF NA NA Outdoor Channel Holdings Inc. 129.8 2.77x 2.77x 2.65x 2.54x # Discovery Holding Co. 5,906.2 NMF NMF NMF NMF NMF Discovery Holding Co. 5,906.2 8.35x 8.35x 8.08x 7.81x Spanish Language Media Spanish Language Media Grupo Televisa SA 14,345.2 8.97x 8.97x 9.01x 8.03x ## Grupo Televisa SA 14,345.2 3.66x 3.66x 3.69x 3.26x 3 TV Azteca SA de CV 1,706.3 4.28x 4.88x 4.83x 4.34x ## TV Azteca SA de CV 1,706.3 1.89x 2.02x 1.93x 1.80x 2 Grupo Radio Centro, S.A.B. de C.V. 180.3 10.37x 10.37x NA NA NA Grupo Radio Centro, S.A.B. de C.V. 180.3 2.92x 2.92x NA NA NA Entravision Communications Corp. 1,041.5 11.73x 11.73x 11.54x 10.88x ## Entravision Communications Corp. 1,041.5 4.17x 4.17x 4.06x 3.79x 4 Spanish Broadcasting System Inc. 491.0 12.43x 12.43x 11.81x 11.04x ## Spanish Broadcasting System Inc. 491.0 2.73x 2.73x 2.74x 2.64x 3 Music and Online Distribution Music and Online Distribution Digital Music Group, Inc. 25.6 NMF NMF NA NA Digital Music Group, Inc. 25.6 4.60x 1.24x NA NA Napster Inc. (0.7) 0.02x 0.04x 0.10x 0.11x Napster Inc. (0.7) NMF NMF NMF NMF NM Audible, Inc. 199.9 NMF NMF 15.38x 11.21x ## Audible, Inc. 199.9 1.82x 1.82x 1.52x 1.32x # RealNetworks Inc. 510.1 9.14x 9.14x 7.72x 6.98x ## RealNetworks Inc. 510.1 1.02x NMF 0.82x 0.74x # Warner Music Group Corp. 2,910.9 6.21x 6.34x 7.00x 6.79x ## Warner Music Group Corp. 2,910.9 0.86x 0.84x 0.88x 0.88x # Post Production and Production Services Post Production and Production Services Pinewood Shepperton Studios 269.4 11.09x 11.27x 11.90x 11.66x ## Pinewood Shepperton Studios 269.4 3.35x 3.38x 3.57x 3.50x 3 VTR plc 31.3 11.24x 11.24x NA NA VTR plc 31.3 0.90x 0.90x NA NA NA Rainmaker Income Fund 57.0 7.50x 6.45x NA NA Rainmaker Income Fund 57.0 1.23x 0.97x NA NA NA Point.360 11.1 4.12x NMF NA NA Point.360 11.1 0.26x 0.26x NA NA Satellite Cable Satellite Cable EchoStar Communications Corp 16,984.4 5.73x 5.73x 5.45x 5.01x ## EchoStar Communications Corp 16,984.4 1.53x 1.53x 1.44x 1.34x # DirecTV Group Inc. 32,128.1 7.64x 7.64x 6.34x 5.50x ## DirecTV Group Inc. 32,128.1 1.86x 1.86x 1.66x 1.53x # Low 4.12x 4.88x 4.83x 4.34x Low 0.26x 0.26x 0.82x 0.74x High 19.29x 17.40x 17.20x 20.28x High 4.60x 8.35x 4.06x 3.79x Median 8.85x 8.97x 8.15x 7.92x Median 1.94x 2.02x 1.93x 1.83x Mean 8.89x 9.07x 9.18x 8.85x Mean 2.17x 2.49x 2.10x 1.98x Footnotes: Excluded from range — EBITDA multiples greater than 30.0x and Revenue multiples greater than 5.00x. (1) Source: FirstCall and various analyst reports. NFY represents the fiscal year ending December 31, 2008 and NFY+1 represents the fiscal year ending December 31, 2009. NFY/ NFY+1 estimates for New Frontier Media Inc., The Walt D isney Co., Napster Inc., News Corp and Warner Music Group Corp. represent the fiscal years ending March 31, 2008/2009, September 30, 2008/2009, March 31, 2008/2009, July 1, 2008/2009 and September 30, 2008/2009, respectively. (2) Based on the midpoint of the Selected Range of Minority Enterprise Values derived from the market multiple methodology.

Houlihan Lokey
CLAXSON

Supporting Analyses

WEIGHTED AVERAGE COST OF CAPITAL

Weighted Average Cost of Capital

(figures in millions)

Adult Entertainment	Debt	Preferred Stock	Market Value of Equity	Total Capitalization	Debt to Equity	Debt to Total Capitalization	Preferred to Total Capitalization	Equity to Total Capitalization
Playboy Enterprises Inc.	$115.0	$0.0	$290.1	$405.1	39.6%	28.4%	0.0%	71.6%
Private Media Group Inc.	6.7	0.0	119.9	126.7	5.6%	5.3%	0.0%	94.7%
New Frontier Media Inc.	0.0	0.0	106.9	106.9	0.0%	0.0%	0.0%	100.0%
US Diversified Media								
CBS Corporation	7,087.7	0.0	15,739.5	22,827.2	45.0%	31.0%	0.0%	69.0%
Walt Disney Co.	15,730.0	0.0	62,799.1	78,529.1	25.0%	20.0%	0.0%	80.0%
News Corp.	14,049.0	0.0	61,517.4	75,566.4	22.8%	18.6%	0.0%	81.4%
Time Warner Inc.	37,130.0	0.0	52,811.7	89,941.7	70.3%	41.3%	0.0%	58.7%
Viacom, Inc.	8,246.1	0.0	26,279.8	34,525.9	31.4%	23.9%	0.0%	76.1%
Cable Networks								
Crown Media Holdings Inc.	962.1	0.0	550.1	1,512.2	174.9%	63.6%	0.0%	36.4%
Outdoor Channel Holdings Inc.	0.1	0.0	201.1	201.2	0.1%	0.1%	0.0%	99.9%
Discovery Holding Co.	0.0	0.0	6,115.6	6,115.6	0.0%	0.0%	0.0%	100.0%
Spanish Language Media								
Grupo Televisa SA	2,457.3	0.0	14,122.6	16,579.8	17.4%	14.8%	0.0%	85.2%
TV Azteca SA de CV	593.2	0.0	1,251.2	1,844.5	47.4%	32.2%	0.0%	67.8%
Grupo Radio Centro, S.A.B. de C.V.	0.0	0.0	196.0	196.0	0.0%	0.0%	0.0%	100.0%
Entravision Communications Corp.	484.1	0.0	644.3	1,128.4	75.1%	42.9%	0.0%	57.1%
Spanish Broadcasting System Inc.	341.1	89.9	121.1	552.1	281.7%	61.8%	16.3%	21.9%
Music and Online Distribution								
Digital Music Group, Inc.	0.0	0.0	28.6	28.6	0.0%	0.0%	0.0%	100.0%
Napster Inc.	0.0	0.0	68.5	68.5	0.0%	0.0%	0.0%	100.0%
Audible, Inc.	0.0	0.0	280.7	280.7	0.0%	0.0%	0.0%	100.0%
RealNetworks Inc.	100.0	0.0	947.1	1,047.1	10.6%	9.5%	0.0%	90.5%
Warner Music Group Corp.	2,271.0	0.0	799.9	3,070.9	283.9%	74.0%	0.0%	26.0%
Post Production and Production Services								
Pinewood Shepperton Studios	42.5	0.0	226.9	269.4	18.7%	15.8%	0.0%	84.2%
VTR plc	8.7	0.0	23.8	32.5	36.8%	26.9%	0.0%	73.1%
Rainmaker Income Fund	22.8	0.0	45.9	68.7	49.6%	33.2%	0.0%	66.8%
Point.360	5.5	0.0	18.4	23.9	30.2%	23.2%	0.0%	76.8%
Satellite Cable								
EchoStar Communications Corp	6,125.7	0.0	13,646.9	19,772.6	44.9%	31.0%	0.0%	69.0%
DirecTV Group Inc.	3,438.0	0.0	29,772.1	33,210.1	11.5%	10.4%	0.0%	89.6%
Claxson Interactive Group, Inc.	0.0	0.0	255.6	255.6	0.0%	0.0%	0.0%	100.0%
Median	$115.0	$0.0	$550.1	$1,047.1	25.0%	20.0%	0.0%	80.0%
Mean	$3,674.7	$3.3	$10,693.5	$14,371.6	49.0%	22.5%	0.6%	76.9%

61

Houlihan Lokey

CLAXSON

Supporting Analyses

Weighted Average Cost of Capital (continued)

Weighted Average Cost of Capital

(figures in millions)

	Levered Beta	Unlevered Beta	Equity Risk Premium	Size Risk Premium	Cost of Equity	Cost of Debt	Cost of Preferred	WACC
Adult Entertainment								
Playboy Enterprises Inc.	1.63	1.32	5.50%	2.70%	15.7%	3.0%	0.0%	11.7%
Private Media Group Inc.	2.22	2.15	5.50%	6.27%	22.5%	8.1%	0.0%	21.5%
New Frontier Media Inc.	2.00	2.00	5.50%	6.27%	21.3%	0.0%	0.0%	21.3%
US Diversified Media								
CBS Corporation	1.22	0.96	5.50%	0.65%	11.4%	6.8%	0.0%	9.1%
Walt Disney Co.	0.96	0.84	5.50%	-0.36%	8.9%	5.8%	0.0%	7.8%
News Corp.	1.16	1.02	5.50%	-0.36%	10.0%	7.1%	0.0%	8.9%
Time Warner Inc.	1.51	1.06	5.50%	-0.36%	12.0%	6.5%	0.0%	8.6%
Viacom, Inc.	0.89	0.75	5.50%	-0.36%	8.5%	6.0%	0.0%	7.3%
Cable Networks								
Crown Media Holdings Inc.	1.77	0.86	5.50%	2.70%	16.4%	9.3%	0.0%	9.5%
Outdoor Channel Holdings Inc.	1.64	1.64	5.50%	6.27%	19.3%	0.0%	0.0%	19.2%
Discovery Holding Co.	0.99	0.99	5.50%	0.81%	10.3%	0.0%	0.0%	10.3%
Spanish Language Media								
Grupo Televisa SA	1.40	1.26	5.50%	0.65%	12.3%	8.1%	0.0%	11.2%
TV Azteca SA de CV	0.71	0.56	5.50%	1.62%	9.5%	9.2%	0.0%	8.2%
Grupo Radio Centro, S.A.B. de C.V.	2.24	2.24	5.50%	6.27%	22.6%	0.0%	0.0%	22.6%
Entravision Communications Corp.	2.08	1.44	5.50%	2.28%	17.7%	6.7%	0.0%	11.8%
Spanish Broadcasting System Inc.	1.52	0.57	5.50%	6.27%	18.6%	4.4%	10.8%	7.5%
Music and Online Distribution								
Digital Music Group, Inc.	1.18	1.18	5.50%	6.27%	16.7%	0.0%	0.0%	16.7%
Napster Inc.	2.39	2.39	5.50%	6.27%	23.4%	0.0%	0.0%	23.4%
Audible, Inc.	0.38	0.38	5.50%	2.70%	8.8%	0.0%	0.0%	8.8%
RealNetworks Inc.	2.07	1.94	5.50%	1.62%	17.0%	0.0%	0.0%	15.4%
Warner Music Group Corp.	1.55	0.57	5.50%	2.28%	14.8%	5.6%	0.0%	6.3%
Post Production and Production Services								
Pinewood Shepperton Studios	0.31	0.28	5.50%	6.27%	11.9%	5.1%	0.0%	10.5%
VTR plc	1.16	0.95	5.50%	6.27%	16.6%	8.5%	0.0%	13.5%
Rainmaker Income Fund	0.28	0.21	5.50%	6.27%	11.8%	6.1%	0.0%	9.1%
Point.360	*0.03*	*NMF*	5.50%	6.27%	*NMF*	6.9%	0.0%	*NMF*
Satellite Cable								
EchoStar Communications Corp	1.08	0.85	5.50%	-0.36%	9.5%	6.6%	0.0%	7.8%
DirecTV Group Inc.	0.75	0.70	5.50%	-0.36%	7.7%	6.9%	0.0%	7.4%
Claxson Interactive Group, Inc.	2.72	2.72	5.50%	6.27%	25.2%	6.9%	0.0%	25.2%
Median	1.40	1.02			14.8%	6.7%	0.0%	9.9%
Mean	1.33	1.21			14.8%	6.9%	0.4%	12.1%

Footnotes:

Excluded from range.

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Supporting Analyses WEIGHTED AVERAGE COST OF CAPITAL (CONTINUED) Weighted Average Cost of Capital Market Assumptions Beta Assumptions Capital Structure Assumptions 20-Year Treasury Bond Yield (1) 3.99% Selected Unlevered Beta 1.02 Preferred to Enterprise Value 0.0% Equity Risk Premium (2) 5.50% Levered Beta 1.09 Debt to Enterprise Value 10.0% Size Risk Premium (2) 6.27% Equity to Enterprise Value 90.0% Company/Geographic Risk Premium (3) 12.00% Claxson Unleveted Beta 2.72 Cost of Debt 6.9% Tax Rate 40.00% Claxson Leveted Beta 2.90 Cost of Preferred 0.0% Cost of Equity — based on comps 28.2% Cost of Equity — based on Claxson bet 38.2% Indicated Weighted Average Cost of Capital Based on Selected Companies’ Average Beta 25.8% Indicated Weighted Average Cost of Capital Based on Claxson’s Observed Beta 34.8% Concluded Weighted Average Cost of Capital Range on Consolidated Basis 24.0% — 26.0% Footnotes: Source: Capital IQ and Bloomberg. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1- Tax Rate) * Debt to Enterprise Value) + (Cost of Equity * Equity to Enterprise Value) + (Cost of Preferred * Preferred to Enterprise Value). Cost of Equity = Risk Free Rate + (Levered Beta * Equity Risk Premium) + Size Risk Premium + Company Specific Risk Premium. Company Specific Risk Premium is used to adjust for issues such as key man risk, supplier or key customer risk, etc. (1) Risk Free Rate as of April 1, 2008. (2) Morningstar, Stocks Bonds Bills and Inflation 2007 Yearbook, pp. 140, 142, 166 and 174. (3) Estimates based on a review of Latin American country specific cost of capital calculations as per the Morningstar International Cost of Capital Report 2007.

Houlihan Lokey
CLAXSON

Supporting Analyses

International Cost of Capital – Latin American Countries

Country Specific Cost of Capital, Figures in Percent

Country	Country Risk Rating		Country Spread	International CAPM	Globally Nested CAPM	Relative Standard Deviation Model	Average
	Log Model	Linear Model					
	Mar-07		Dec-06	Dec-06	Dec-06	Dec-06	
Argentina	26.1	26.4	42.4	14.5	19.7	42.4	28.6
Belize	33.6	30.5					32.0
Bolivia	31.8	29.7					30.7
Brazil	20.2	21.5	13.3	21.1	41.7	33.1	25.1
Chile	15.9	16.5		13.2	15.2	21.1	16.4
Colombia	21.5	22.7		12.3		19.8	19.1
Costa Rica	22.0	23.2					22.6
Ecuador	29.2	28.3					28.8
El Salvador	23.3	24.3					23.8
Guatemala	25.6	26.1					25.8
Honduras	28.9	28.2					28.6
Mexico	17.6	18.7		14.2	20.4	23.7	18.9
Nicaragua	36.3	31.6					34.0
Panama	21.6	22.8	13.6				19.3
Paraguay	30.4	29.0					29.7
Peru	21.4	22.7		12.3		20.8	19.3
Uruguay	24.3	25.1					24.7
Venezuela	24.2	25.0		13.4		27.4	22.5
Average	**25.2**	**25.1**	**23.1**	**14.4**	**24.2**	**26.9**	**25.0**
Median	**24.2**	**25.1**	**13.6**	**13.4**	**20.1**	**23.7**	**24.9**
High	**36.3**	**31.6**	**42.4**	**21.1**	**41.7**	**42.4**	**34.0**
Low	**15.9**	**16.5**	**13.3**	**12.3**	**15.2**	**19.8**	**16.4**

Footnotes:
Source: *International Cost of Capital Report 2007*, Morningstar, Inc.
The sources for stock market returns for emerging market countries are those given by the Standard & Poors/International Finance Corporation Global Indices.
The S&P/IFCG Indices have been maintained since 1975 and cover more than 2,000 companies in 57 markets. The Indices target an aggregate market capitalization of 70-80% of the total capitalization of all exchange-listed shares.

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